UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Waters Corporation
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Waters™

2026 Proxy Statement

Accelerating the Benefits of Pioneering Science

April 9, 2026

Dear Shareholders,

The past year has been a defining one for Waters. We delivered industry-leading financial results and took a significant step toward becoming a differentiated, global life sciences and diagnostics leader through the acquisition of BD’s Biosciences & Diagnostic Solutions businesses.

The transaction was a strategic necessity to broaden our capabilities and position Waters for sustainable, long-term growth. The Board of Directors rigorously evaluated the transaction and continues to actively oversee integration to ensure we capture the opportunities inherent in this combination. Given the strategic fit and complementary strengths of the businesses, we are confident in the path ahead.

Our focus is clear: to execute as a combined organization and deliver the full potential of the transaction. On behalf of the Board, I would like to thank our shareholders for your support and the confidence you have placed in us.

With broader expertise, new technologies and expanded capabilities, Waters is now better positioned to help customers make a meaningful impact – advancing the release of high-quality medicines, ensuring the safety of food and water, and improving patient outcomes. These capabilities strengthen our ability to address a wider range of scientific challenges.

Governance aligned with our next phase

Throughout the year, we continued to prioritize strong corporate governance and ongoing Board refreshment. As Waters evolves, it is important that the Board brings the skills and expertise needed to effectively oversee the company’s strategy.

Following the close of the transaction, we further strengthened the Board with expertise aligned to our expanded business, including genomics, infectious diseases and molecular diagnostics. Our 11 Board members bring experience across global markets, science and technology, manufacturing and strategic planning – capabilities critical for our future.

A clear path ahead

Looking at 2026 and beyond, the Board’s priorities will include:

1.	Disciplined oversight of Waters’ integration process, including risk mitigation and regulatory considerations.

2.	Robust human capital management across the expanded organization, including an approximately 16,000-person global workforce.

3.	Continued shareholder engagement and solicitation of feedback, which shapes the Board’s decision-making and has informed recent changes to Waters’ compensation programs.

On behalf of the Board, thank you for your investment in Waters and your engagement with the company. We appreciate your continued support, including your vote on the matters presented in this proxy statement.

Best Regards,

Dr. Flemming Ørnskov, M.D., M.P.H. Chair of the Board of Waters Corporation

April 9, 2026

Dear Shareholders,

Throughout 2025, Waters delivered strong financial results that led the industry, while advancing the transformative acquisition of BD’s Biosciences and Diagnostic Solutions businesses, which closed earlier this year. We executed with discipline, launched new pioneering innovation, and strengthened our foundation for sustained long-term growth.

Over the past five years, we have transformed Waters into a company with more resilient and sustainable growth and our global teams have routinely demonstrated an unyielding commitment to customers, science, and operational excellence that continues to differentiate the Company. At the same time, we have delivered total shareholder returns that have outperformed peer averages on a trailing 1, 3, and 5-year basis, resulting in a 54% 5-year TSR (on a calendar year basis as of 12/31/25).

We closed 2025 with industry-leading strength. Full-year sales grew 7% on both a reported and constant currency basis, with recurring revenue up 8% and adjusted earnings per share increasing 11% to $13.13. Notably, sales growth was broad-based across our geographies with each delivering mid-single-digit growth or better, led by 9% sales growth in the pharmaceutical end market. These results reflect the strength of our execution, the vitality of our innovation engine, and the durability of our business model in high-volume, regulated markets.

At Waters, we accelerate the benefits of pioneering science. Every day, we work alongside customers to solve complex challenges, supporting the development and manufacturing of life-saving therapies, advancing food and environmental safety, enabling earlier and more precise diagnostics, and ensuring the reliability of next-generation materials.

We are executing well while benefiting from a multi-year instrument replacement cycle and driving strong growth in GLP-1 testing, PFAS testing and Generics testing, especially in India. These drivers added several hundred basis points to our 2025 revenue growth.

Innovation remains a powerful driver of our performance. Flagship platforms such as Alliance™ iS HPLC more than doubled in sales year over year, while Xevo™ TQ Absolute mass spectrometers and MaxPeak™ Premier chemistry each delivered growth well above 30%. We also made significant progress in developing our portfolio in high-growth adjacencies, including bioseparations and bioanalytical characterization, where new technologies are enabling customers to analyze larger, more complex molecules with greater confidence and efficiency.

The addition of the Biosciences and Diagnostics Solutions businesses of Becton Dickinson add world class capabilities in cellular and molecular diagnostics, including flow cytometry, microbiology, and molecular testing. As we enter 2026, we are moving swiftly into executing our integration plan, applying the same operating discipline and playbook that has driven Waters’ success, while remaining focused on delivering attractive growth, margin expansion, and long-term shareholder returns.

We are operating from a position of strength, with a revitalized portfolio, expanded growth drivers, and a clear roadmap for the future. We are confident in our ability to continue delivering sustained, industry-leading performance while partnering with customers around the world to accelerate the benefits of pioneering science.

Thank you for your continued confidence and investment.

Sincerely,
Udit Batra, Ph.D. President and Chief Executive Officer

Unless otherwise noted, all figures discussed are as of or for the year ended December 31, 2025. Certain measures, such as sales growth in constant currency and adjusted earnings per share, are non-GAAP financial measures. The reconciliations for these non-GAAP financial measures to their most directly comparable GAAP financial measures are available in Annex A to this Proxy Statement.

WATERS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, May 21, 2026

Time:	9:00 a.m., Eastern Time

Place:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Waters Corporation (“Waters” or the “Company”) will be a virtual meeting held exclusively via the Internet. To attend, you must register at www.proxydocs.com/wat. After you register, you will receive instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. You will not be able to attend the Annual Meeting in person.

Record Date:

March 24, 2026. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the Annual Meeting. For at least ten (10) days prior to the Annual Meeting, a list of the shareholders entitled to vote at the Annual Meeting will be available for inspection upon request.

Items of Business:	1. To elect directors to serve for the ensuing year and until their successors are elected;

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3. To approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers; and

4. To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

Voting:

Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to participate in the Annual Meeting, we urge you to vote promptly by telephone or Internet or by signing, dating, and returning a printed proxy card or voting instruction form, as applicable. If you participate in the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you previously voted your proxy. Please vote as soon as possible to ensure that your shares will be represented and counted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders To be Held on May 21, 2026:

The accompanying Proxy Statement (the “Proxy Statement”) and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at https://www.proxydocs.com/wat.

The Proxy Statement is being furnished by the Board of Directors (the “Board”) of Waters Corporation in connection with the Board’s solicitation of proxies (each a “Proxy” and, collectively, the “Proxies”) for use at the Annual Meeting.

We are making the Proxy Statement and the form of Proxy first available on or about April 9, 2026.

By order of the Board of Directors

Keeley A. Aleman

Senior Vice President, General Counsel and Secretary

Milford, Massachusetts

April 9, 2026

Certain of the statements in this Proxy Statement may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this Proxy Statement for a variety of reasons, including and without limitation, the factors discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), as updated by the Company’s future filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements included in this Proxy Statement represent the Company’s estimates or views as of the date of this Proxy Statement and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this Proxy Statement. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Links to websites included in this Proxy Statement are provided solely for the information and convenience of investors. Content on the websites named, hyperlinked, or otherwise referenced herein, including the content of any reports that are noted in this Proxy Statement as being posted on our website, is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement or into any of our other filings with the SEC.

About Waters Today*

Waters™

COMPANY FACTS

~16,000	$6.4B	~10%	>70%	Milford, MA	WAT
Employees Worldwide	CY25 Revenue	R&D as % of Product Sales	Recurring Revenue	Headquarters	Ticker, NYSE

Our **comprehensive portfolio** spans applications rooted in separations science, molecular characterization, cellular characterization, and diagnostics.

LEADING PORTFOLIO WITH CATEGORY-DEFINING BRANDS

Liquid Chromatography

Mass Spectrometry

Empower™

Compliant Informatics

Precision Chemistry

Flow Cytometry

Reagents

Microbiology Workflows

Molecular Diagnostics

Automation

Thermal Analysis

Rheology

Award-Winning Service

THE MARKETS WE SERVE

- Small Molecule Pharma
- Advanced Diagnostics
- Biologics & Novel Therapeutic Modalities
- Food & Environment
- Materials Characterization
- Academic & Government

*Content reflects completed combination with the Biosciences & Diagnostic Solutions businesses of Becton, Dickinson and Company, as announced on February 9, 2026.

SOLVING THE PROBLEMS THAT MATTER

Since the founding of Waters in 1958, we have remained steadfast in our commitment to solving the problems that matter. Waters plays a key role in ensuring the purity and efficacy of medicines, the safety of our food and water, and the durability and sustainability of the materials we use every day. We are proud of the progress we made to care for our people, communities, and the planet. For more information, please see our 2024 Sustainability Report, which can be found on our website at ir.waters.com/esg.

PROPOSAL 1 — ELECTION OF DIRECTORS

WHO WE ARE

At Waters, we believe that tone for excellence and integrity is set at the top — with us, the Board. In this Proxy Statement, we highlight examples of our strong oversight actions and the exceptional stature, accomplishments, and diversity of expertise and experience amongst our members.

Our Board is comprised of Directors with extensive industry experience and a broad set of skills, attributes, and backgrounds critical to providing us with strategic and operational oversight. The Company believes that the decision-making of the Board of Directors is enriched when multiple viewpoints contribute to the discussion of matters within its purview. Creating a Board with a diversity of perspectives and experiences is important to the Company and the Board is committed to this objective.

Following our acquisition of the Biosciences and Diagnostic Solutions business of Becton, Dickinson and Company (“BD”) in February 2026 (the “BD Transaction”), Claire M. Fraser, Ph.D., previously a member of the board of directors of BD, was appointed to the Board. Dr. Fraser is an internationally recognized scientist with a distinguished background in genomics, infectious diseases and molecular diagnostics as well as considerable managerial experience in her field, having established and led two large research institutes for over 30 years and serving as a director of several biotechnology companies and non-profit organizations.

Director Tenure & Background

Board Committee Composition

Director Experience and Skills Matrix

BOARD SKILLS

●●●●●●●●●●●

EXECUTIVE LEADERSHIP

Experience serving in a senior leadership position in a major organization

IMPACT: Enables advisement, support, and oversight of the executive team

●●●●●●●●●●○

PUBLIC COMPANY BOARD

Experience serving as a public company director other than on the Company's board

IMPACT: Contributes to good corporate governance practices

●●●●●●○○○○○

INDUSTRY

Experience in manufacturing operation and logistics in the analytical instruments and similar industries

IMPACT: Provides valuable perspective and understanding of our business and strategy

●●●●●●●○○○○

SCIENCE / TECHNOLOGY

Expertise in the science or technology fields

IMPACT: Enables effective oversight of our innovation strategy, including the technical aspects of the strategy as well as our current and future product portfolio

●●●●●●●●●●○

GLOBAL

Experience working with multinational companies or in global markets, leading to a deep knowledge of operations and business strategy abroad and international supply chain management

IMPACT: Assists in understanding and acting to address the impact of global markets and events on our global activities

●●●●●●●●●○○

FINANCE / ACCOUNTING

Expertise in the finance function of an enterprise, resulting in knowledge of financial management, capital allocation, and financial reporting processes

IMPACT: Allows assessment of our financial performance and monitoring of the integrity of our financial reporting process

●●●●●●●●●●○

BUSINESS STRATEGY & OPERATIONS

Expertise in strategic planning and developing short-and-long-term business strategies and provision of operational knowledge related to our business

IMPACT: Allows for the assessment of our operating plan and business strategy

●●●●●●●●●○○

RISK MANAGEMENT & BUSINESS IMPACT

Experience in enterprise risk management, overseeing the identification and assessment of risks, including those related to cybersecurity, corporate responsibility, and business impact

IMPACT: Aids managing risk and ensuring our business maintains its resiliency in the long-term

●●●●●●●●●●●

MERGERS & ACQUISITIONS

Experience in assessment, execution, and integration of potential acquisitions

IMPACT: Provides guidance relating to our strategic growth initiatives

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a leading global analytical instrument provider.

Flemming Ørnskov, M.D., M.P.H. Chair of the Board Independent Director since: 2017 Age: 68 COMMITTEES • Nominating and Corporate Governance (Chair) • Compensation

Dr. Ørnskov brings operational and medical expertise to the Board from his extensive international and strategic planning experience in the healthcare sector, stemming from his senior leadership roles at several global pharmaceutical, biotechnology and healthcare companies.

•

Oversaw growth and successful $2.6 billion IPO of Galderma, a pure-play dermatology focused healthcare company.

•

Guided innovative and internationally focused growth strategy at Shire, a biopharmaceutical company, with an emphasis on go-to-market strategies for new products.

•

Named one of the Top 100 Best-Performing CEOs in the World by the Harvard Business Review.

CAREER HIGHLIGHTS

•

Galderma – CEO (2019 – present); Chair (2019 – 2025)

•

Shire plc – CEO and Board member (2013 – 2019)

•

Bayer AG – Chief Marketing Officer and Global Head of Strategic Marketing for General & Specialty Medicine (2010 – 2012)

•

Bausch & Lomb, Inc. – Global President, Pharmaceuticals and OTC (2008 – 2010)

•

Merck & Co. Inc. and Novartis AG – Various roles of increasing responsibility

OTHER PUBLIC COMPANY BOARDS

•

Galderma (SIX: GALD) (2019 – present)

FORMER (PAST 5 YEARS)

•

Centogene NV (NSDQ: CNTG) (2019-2023)

•

Karo Pharma AB n/k/a Karo Healthcare AB (STO: KARO) (2019 – 2022, when taken private)

EDUCATION

•

MD, University of Copenhagen Medical School

•

MPH, Harvard University School of Public Health

•

MBA, INSEAD

Linda Baddour Independent Director since: 2018 Age: 67 COMMITTEES • Audit & Finance (Chair)

Ms. Baddour provides the Board with significant accounting, finance and health care industry expertise, gained through her extensive experience as a senior financial executive across healthcare, life sciences, and pharmaceutical services and banking companies.

•

Responsible for overseeing the financial strategy of PRA Health Sciences, a global contract research organization and data science company, which expanded from 3,000 to over 17,000 employees during her tenure.

•

Contributes deep familiarity with all aspects of life science industry financial reporting, accounting, compliance and risk management.

•

Ms. Baddour is a retired Certified Public Accountant.

CAREER HIGHLIGHTS

•

PRA Health Sciences – EVP and CFO (2007 – 2018)

•

Pharmaceutical Product Development, Inc. – CFO and Accounting Officer (2002 – 2007), Chief Accounting Officer (1997 – 2007), Corporate Controller (1995 – 1997)

•

Cooperative Bank for Savings Inc. – Controller (1980 – 1995)

OTHER PUBLIC COMPANY BOARDS

•

Cryoport, Inc. (NSDQ: CYRX) (2021 – present)

FORMER (PAST 5 YEARS)

•

None

EDUCATION

•

BA and MBA, University of North Carolina at Wilmington

Udit Batra, Ph.D. President and CEO Director since: 2020 Age: 55 COMMITTEES • None

Dr. Batra brings more than two decades of operational leadership experience, including at the senior executive level with multi-billion-dollar global organizations, to Board discussions on evolving growth strategies, opportunities and risks in the life sciences industry.

•

Responsible for guiding Waters’ commercial execution and expanding product portfolio adoption for customers with a successful track record delivering tremendous shareholder value creation throughout his tenure as CEO.

•

Successfully oversaw financial and operational strategies in his executive leadership roles with Merck KGaA, where he guided the company’s strategic transformation and integration with Sigma-Aldrich.

CAREER HIGHLIGHTS

•

Merck KGaA – CEO of MilliporeSigma (life sciences business) (2014 – 2020), President and CEO, Consumer Health (2011 – 2014)

•

Novartis International AG – Various leadership roles (2006 – 2011)

•

Johnson & Johnson – Global Brand Director, Wound Care (2004 – 2005)

•

McKinsey & Company – Senior Engagement Manager (2001 – 2004)

•

Merck & Co., Inc. – Research Fellow (1996 – 2001)

OTHER PUBLIC COMPANY BOARDS

•

None

FORMER (PAST 5 YEARS)

•

None

EDUCATION

•

BS, University of Delaware

•

PhD, Chemical Engineering, Princeton University

Dan Brennan Independent Director since: 2022 Age: 60 COMMITTEES • Audit & Finance

Mr. Brennan contributes to the Board his extensive insights and experience in the medical device industry, with particular expertise in business development strategies, capital management and financial reporting.

•

Guided various successful growth initiatives while serving as CFO at Boston Scientific, a global multi-billion-dollar, medical equipment company, resulting in expanded margin and revenue growth during his tenure.

•

Oversaw multiple corporate finance organizations, including global controllership, internal audit, financial reporting, treasury, corporate tax, investor relations, and corporate business development.

•

Mr. Brennan is a Certified Public Accountant.

CAREER HIGHLIGHTS

•

Boston Scientific Corporation – EVP and CFO (2014 – 2025), SVP and Corporate Controller (2010 – 2013), various roles of increasing responsibility within finance function (1996 – 2009)

•

Millipore Corporation – Roles of increasing responsibility in corporate finance function (1990 – 1996)

•

Standex, Inc. – Corporate Auditor (1988 – 1989)

OTHER PUBLIC COMPANY BOARDS

•

Madrigal Pharmaceuticals, Inc. (NASDAQ: MDGL) (2025 – present)

FORMER (PAST 5 YEARS)

•

Nuance Communications (NASDAQ: NUAN) (2018 – 2022)

EDUCATION

•

BS and MBA, Babson College

Richard Fearon Independent Director since 2023 Age: 70 COMMITTEES • Audit & Finance

Mr. Fearon is a seasoned strategic, planning, and operational leader, contributing extensive international business, corporate finance and accounting, business development, M&A and investor relations expertise to the Board.

•

Experienced global operations leader, responsible for guiding Eaton Corporation through more than 75 acquisitions and navigating the company through the global recession.

•

Brings insights into complex financial compliance, accounting, information systems and internal audit processes, critical for the Audit & Finance Committee’s oversight responsibilities.

CAREER HIGHLIGHTS

•

Eaton Corporation – Vice Chairman, Chief Financial and Planning Officer (2009 – 2021), Chief Financial and Planning Officer (2002 – 2021)

•

Avient Corporation – Non-Executive Chairman of the Board (2023 – present), Lead Director (2015 – 2023)

•

Transamerica Corporation – SVP, Corporate Development and Strategic Planning (1997 – 2001), VP, Corporate Development (1995 – 1997)

•

NatSteel Ltd. – Vice Chairman, NatSteel Chemicals and General Manager, Corporate Development (1990 – 1995)

•

Various positions at Booz Allen Hamilton, The Walt Disney Company, and The Boston Consulting Group

OTHER PUBLIC COMPANY BOARDS

•

CRH plc (NYSE: CRH) (2020 – present)

•

Crown Holdings, Inc. (NYSE: CCK) (2019 – present)

•

Avient Corporation (NYSE: AVNT) (2003 – present)

FORMER (PAST 5 YEARS)

•

Eaton Corporation plc (NYSE: ETN) (2015 – 2021)

•

Hennessy Capital Investment Corporation VI (NASDAQ: HCVIU) (2021 – 2023)

EDUCATION

•

AB, Stanford University

•

JD and MBA, Harvard University

Claire M. Fraser, Ph.D. Age: 70 COMMITTEES • Science and Technology

Dr. Fraser is an internationally recognized scientist who contributes deep scientific expertise and significant managerial experience to the Board, stemming from her strong background in genomics, infectious diseases and molecular diagnostics as well as her experience as the leader of two large research institutes for over 30 years and as a director of several biotechnology companies and non-profit organizations.

•

Widely recognized as a scientific leader in microbiology and genomic medicine and has received a number of awards, including the E.O. Lawrence Award from the Department of Energy, the Promega Biotechnology Award from the American Society of Microbiology and the Charles Thom Award from the Society for Industrial Microbiology.

•

Brings experience working with a multinational company in global markets as well as enterprise risk management as a result of her long tenure as a director of Becton, Dickinson and Company.

CAREER HIGHLIGHTS

•

University of Maryland School of Medicine – Director, Institute for Genome Sciences (2007 – 2024), Professor Emerita of Medicine and Microbiology and Immunology (2007 – 2024)

•

The Institute for Genomic Research – President and Director (1998 – 2007)

•

American Association for the Advancement of Science – Chair of the Board and Director (2021)

OTHER PUBLIC COMPANY BOARDS

•

Seres Therapeutics, Inc. (NASDAQ: MCRB) (2023 – present)

FORMER (PAST 5 YEARS)

•

Becton, Dickinson and Company – Director (2006 – 2026)

EDUCATION

•

BS, Rensselaer Polytechnic Institute

•

Ph.D., State University of New York at Buffalo

Pearl S. Huang, Ph.D. Independent Director since 2021 Age: 68 COMMITTEES • Science and Technology (Chair) • Nominating and Corporate Governance

Dr. Huang brings deep scientific knowledge, international and operational experience in the pharmaceutical sector to the Board, stemming from her more than 30 years of leadership in the biopharmaceutical industry.

•

Successful oversight of numerous drug and therapy research, discovery, clinical trial and development phases in the biotech and pharma industry space.

•

Responsible for overseeing a Novartis-backed biopharmaceutical startup through its global expansion.

•

Widely recognized as an innovative science leader, named the PharmaVOICE100 list of most inspiring leaders in life sciences.

CAREER HIGHLIGHTS

•

Dunad Therapeutics – President and CEO (2022 – present)

•

Cygnal Therapeutics – CEO (2019 – 2022)

•

Flagship Pioneering – Venture Partner (2019 – 2022)

•

F. Hoffman La-Roche, Ltd. – SVP and Global Head, Therapeutic Modalities (2014 – 2018)

•

GlaxoSmithKline plc – VP and Global Head of Discovery Academic Partnerships (DPAc) Alternative Discovery and Development, (2012 – 2014)

•

Beigene LTD – Founder and CSO (2010 – 2012)

•

Merck and Co. – VP, Oncology Integrator, Discovery and Early Development (2006 – 2010)

•

Held roles of increasing responsibility at Merck & Co. Inc. and GlaxoSmithKline plc

OTHER PUBLIC COMPANY BOARDS

•

BB Biotech AG (SWX: BION) (2022 – present)

FORMER (PAST 5 YEARS)

•

None

EDUCATION

•

BS, Biology, MIT

•

Ph.D., Molecular Biology, Princeton University

Wei Jiang Independent Director since 2021 Age: 62 COMMITTEES • Science and Technology

Mr. Jiang’s more than 25 years of experience in the pharmaceutical and medical device industries, with a particular focus in China and the Asia/Pacific region, allows him to bring an experienced international perspective to Board discussions on Waters’ growth strategy.

•

Deep operational leadership experience and understanding of the greater Asia-Pacific region’s pharma and biopharma markets, with a track record of successfully overseeing key business growth initiatives and partnerships.

•

Contributes invaluable knowledge on evolving complexities of Asia-Pacific region operations, enhancing the Board’s risk oversight of international expansion initiatives.

CAREER HIGHLIGHTS

•

Bayer AG – EVP, President of Pharmaceuticals Region China and Asia Pacific (2015 – 2021), and President of Bayer Group Greater China Region (2019 – 2021)

•

AstraZeneca plc – SVP, GRA BU & Key Accounts (2011 – 2012), other senior management roles (2006 – 2010)

•

Guidant Corporation – Managing Director, China Operations (2004 – 2006)

•

Eli Lilly & Company – Various management roles (1999 – 2004)

OTHER PUBLIC COMPANY BOARDS

•

STAAR Surgical Company (NASDAQ: STAA)
(March 2024 – present)

FORMER (PAST 5 YEARS)

•

None

EDUCATION

•

BBA, Campbell University

•

MA, Economics and Finance, Indiana State University

Heather Knight Independent Director since 2024 Age: 54 COMMITTEES • Nominating and Corporate Governance

Ms. Knight brings significant healthcare industry expertise from nearly 30 years of experience in commercial leadership positions across the pharmaceutical and medical device sectors, which enhances the Board’s knowledge of the evolving industry landscape.

•

Global experience driving commercial execution across the MedTech industry, including at and at Solventum Corporation, where she currently oversees global commercial and R&D operations across Solventum’s MedSurg, Dental Solutions and Health Information Systems segments

•

Brings successful track record of building high-performance culture, with deep focus on human capital management and talent development.

CAREER HIGHLIGHTS

•

Solventum Corporation – Chief Commercial Officer (November 2025 – present)

•

Baxter International Inc. – Chief Operating Officer (February 2025 – October 2025), EVP and Group President, Medical Products & Therapies (2023 – October 2025), President, Acute Therapies, Clinical Nutrition, Medication Delivery, Latin America and Canada (2021 – 2023), General Manager, U.S. Hospital Products (2019 – 2021)

•

Medtronic plc – VP, General Manager (2016 – 2019)

OTHER PUBLIC COMPANY BOARDS

•

None

FORMER (PAST 5 YEARS)

•

Titan Medical Inc. (NASDAQ: TMDI) (2021 – 2023)

EDUCATION

•

BS, University of Buffalo

Christopher A. Kuebler Independent Director since 2006 Age: 72 COMMITTEES • Compensation (Chair) • Science and Technology

Mr. Kuebler brings over 30 years of commercial execution experience in the pharmaceutical service industry to the Board, including his expertise overseeing global operations expansion, strategic growth and shareholder value creation initiatives.

•

Oversight of financial accounting and business strategy, as well as growth strategy development and implementation at a leading drug development and services company, bringing a unique perspective on growth strategy implementation and variable stakeholder expectations.

•

Spearheaded Covance’s spin-off from Corning Pharmaceutical Services, creating one of the world’s largest and most comprehensive contract drug development service companies, with operations in more than 17 countries.

CAREER HIGHLIGHTS

•

Covance Inc. and its predecessor companies – Chairman (2005), Chairman and CEO (1994 – 2004)

•

Spent nearly 20 years in the pharmaceutical industry at Abbott Laboratories, Squibb, Inc., and the Monsanto Company

OTHER PUBLIC COMPANY BOARDS

•

None

FORMER (PAST 5 YEARS)

•

None

EDUCATION

•

BS, Biology, Florida State University

Mark Vergnano Independent Director since 2022 Age: 68 COMMITTEES • Compensation • Nominating and Corporate Governance

Mr. Vergnano provides the Board with valuable leadership insights developed through his executive roles at global chemical companies, along with extensive operational experience and a proven track record of driving business transformation, financial growth and value creation.

•

Global operations leadership experience, including manufacturing, with a deep understanding of sales and marketing in the chemical and industrial sector.

•

Track record of successful leadership over global science companies through transformative periods of significant growth, including implementation of ambitious growth strategy while serving as CEO of The Chemours Company.

•

While at DuPont, he developed experience in government affairs and public policy.

CAREER HIGHLIGHTS

•

The Chemours Company – Chairman (2021), President and CEO (2015 – 2021)

•

DuPont – EVP (2009 – 2015), Group VP, Safety and Protection (2006 – 2009), VP, General Manager, Nonwovens and Building Innovations (2002 – 2006), other various roles (1980 – 2002)

OTHER PUBLIC COMPANY BOARDS

•

Johnson Controls International PLC (NYSE: JCI) (July 2016 – present)

FORMER (PAST 5 YEARS)

•

The Chemours Company (NYSE: CC) (2015 – 2022)

EDUCATION

•

BS, University of Connecticut

•

MBA, Virginia Commonwealth University

Required Vote and Recommendation of the Board of Directors

A nominee for director shall be elected to the Board by a majority vote (i.e., the votes cast for such nominee must exceed the votes cast against such nominee) at any meeting of shareholders for the election of directors at which a quorum is present, except that directors will be elected by a plurality of the votes cast in a contested election. A “contested election” is one in which the Secretary of the Company receives a notice that a shareholder intends to nominate one or more persons for election to the Board in purported compliance with the Bylaws and such nomination notice has not been subsequently withdrawn or on prior to the tenth day before the notice of meeting is first mailed. If an incumbent director fails to be re-elected by a majority vote when such a vote is required and offers to resign, and if that resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If an incumbent director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board. “Abstentions” and shares with respect to which a broker or representative does not vote on a particular matter because it does not have discretionary voting authority on that matter (so-called “broker non-votes”) are counted as present for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be treated as votes cast with respect to any nominee and therefore will not have an effect on the determination of whether a nominee has been elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR SET FORTH ABOVE.

 CORPORATE GOVERNANCE

HOW WE ARE SELECTED AND ELECTED

Eleven Directors are to be elected at the Annual Meeting, each to hold office until his or her successor is elected and qualified or until his or her earlier resignation, death or removal. It is intended that the Proxies in the form included with this Proxy Statement will be voted for the nominees set forth above unless shareholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

Majority Voting

The Company’s bylaws (the “Bylaws”) provide for majority voting for Directors in uncontested elections. A further description of the Company’s majority voting provisions can be found above.

Board Candidates

The Nominating and Corporate Governance Committee, together with the Board, is responsible for assessing the appropriate skills, attributes, experiences, and diversity of background that we seek in Board members in the context of the existing composition of the Board.

The Nominating and Corporate Governance Committee believes that candidates for service as a Director of the Company should meet certain minimum qualifications. The Company’s Corporate Governance Guidelines (the “Guidelines”) and Nominating and Corporate Governance Committee’s charter clarify that when assessing candidates for Director, the Nominating and Corporate Governance Committee considers candidates’ skills, experience, expertise, industry knowledge, and perspectives in their decision-making process, and seeks individuals who are highly accomplished in their respective fields, with superior educational and professional credentials. The Nominating and Corporate Governance Committee strives to maintain an appropriate balance of tenure, skills, and experience, with our average director tenure being approximately five-and-a-half years. The Board does not maintain term limits, and, in 2024, the Board amended the Guidelines to remove the mandatory retirement age for directors, as the Board believes that continuity of service can provide stability and valuable insight. Candidates should also satisfy the Company’s independence criteria, which are part of its Guidelines and summarized below, and follow the applicable listing standards of the New York Stock Exchange (the “NYSE”).

The Nominating and Corporate Governance Committee also seeks to ensure proper engagement from each of the Directors and effective functioning of the Board. The Company’s Guidelines provide that a Director may serve on other public company boards so long as such Director is able to devote the time necessary to properly discharge his or her duties and responsibilities to the Board, except that no director may serve simultaneously on the audit committees of more than three public companies (including the Company) unless the Board first has determined that such simultaneous service would not impair the ability of such member to serve on the Board’s Audit & Finance Committee. The Company does not impose specific thresholds on the number of other public company boards its Directors may serve on as the Company believes such thresholds are arbitrary and do not permit the Board to review the facts and circumstances involved in a particular Director’s decision to serve on the board of more than one public company. As part of the Nominating and Corporate Governance Committee’s discussions about individuals to recommend for nomination to serve as directors of the Company and to which committees those directors will be assigned, the Nominating and Corporate Governance Committee considers whether an individual’s other commitments are likely to interfere with such individual’s ability to properly discharge his or her duties to the Board and any Committees on which he or she may serve. Such evaluation is based on the facts and circumstances relating to each individual’s commitments, whether known to the Nominating and Governance Committee through discussion with the individual or other directors who have experienced similar obligations, or through such individual’s historic performance as a director, in the case of individuals who are then serving as a director of the Company.

The Company has a process for identifying and selecting candidates for Board membership. Initially, the Chair, the President and Chief Executive Officer (“CEO”), the Nominating and Corporate Governance Committee, or other Board members identify a need either to expand the Board with a new member possessing certain specific characteristics or to fill a vacancy on the Board. A search is then undertaken by the Nominating and

Corporate Governance Committee, working with recommendations and input from Board members, members of senior management, professional contacts, external advisors, nominations by shareholders, and/or the retention of a professional search firm, if necessary. Any shareholder wishing to propose a nominee should follow the process described in the Bylaws to submit the candidate’s name and appropriate biographical information to the Company, c/o Secretary, at 34 Maple Street, Milford, MA 01757. In addition to satisfying the requirements of the Bylaws, to comply with the SEC’s universal proxy rules, any shareholder intending to solicit proxies in support of a nominee other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

An initial slate of candidates is identified that will satisfy the criteria for Board membership and is presented to the Nominating and Corporate Governance Committee for review. Upon review by the Nominating and Corporate Governance Committee, a series of interviews of one or more candidates is conducted by the Chair, the President and CEO, and at least one member of the Nominating and Corporate Governance Committee. During this process, the full Board is informally apprised of the status of the search and its input is solicited.

Upon identification of a final candidate, the entire Nominating and Corporate Governance Committee will meet to consider the credentials of the candidate and thereafter, if approved, will submit the candidate for approval by the full Board.

In connection with the BD Transaction, the Company agreed to add one member to its Board, as mutually agreed with BD, with such appointment to be effective at the closing of the transaction. Dr. Fraser, who was a member of the BD Board of Directors prior to the closing of the BD Transaction, was identified as a potential candidate for election to our Board and was mutually agreed with BD. Dr. Fraser was interviewed by members of the Board and vetted by a professional search firm, and in connection with the closing of the BD Transaction, Dr. Fraser was elected to serve as member of the Board, effective February 9, 2026.

Proxy Access

The Board has adopted a proxy access bylaw provision that allows eligible shareholders or groups of up to 20 shareholders who have held at least 3% of our common stock continuously for three years to nominate up to two individuals or 20% of the Board, whichever is greater, for election at our annual shareholder meeting, and to have those individuals included in our proxy materials for that meeting.

Board/Director Independence

The Company’s Guidelines include the Company’s categorical standards of independence, which our Board approved, and the Guidelines provide criteria adopted by the Board to assist it in making determinations regarding the independence of its members. Those criteria, summarized below, are consistent with the NYSE listing standards regarding director independence. To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with the Company. A director will not be considered independent if:

•	he or she or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•

he or she or an immediate family member is a current partner of an internal or external auditor of the Company or has been within the last three years a partner or employee of an internal or external auditor of the Company who personally worked on the Company’s audit;

•

he or she or an immediate family member is, or has been within the last three years, an executive officer of a public company where any of the Company’s present executive officers at the same time serves or served on the compensation committee of that company’s board;

•

he or she or an immediate family member has received more than $120,000 in direct compensation from the Company (other than fees for service as a director or pension or deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service) during any twelve-month period within the past three years; or

•

he or she is an employee, or an immediate family member is an executive officer, of a company that does business with the Company and the annual payments to or from the Company, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s annual gross revenues.

In addition, a director will not be considered independent if he or she is an executive officer of a tax-exempt entity that receives contributions in any fiscal year from the Company exceeding the greater of $1 million or 2% of its gross revenues (excluding the Company’s matching of employee charitable contributions). A director also will not be considered independent if he or she is a current employee of an internal or external auditor of the Company.

The Board has determined that each Director, other than Dr. Batra, the Company’s President and CEO, has no material relationship with the Company and otherwise qualifies as “independent” under these criteria and the applicable listing standards of the New York Stock Exchange.

HOW WE ARE EVALUATED

The Nominating and Corporate Governance Committee conducts an annual evaluation of the Board and each of its committees. In December 2025, the evaluation, in the form of a questionnaire, was circulated to all members of the Board and each committee. The Company’s General Counsel received all of the questionnaires, compiled the results, and circulated them to the Board and each committee for discussion and analysis during January 2026. It is the intention of the Nominating and Corporate Governance Committee to continue to engage in this process annually.

HOW WE GOVERN AND ARE GOVERNED

At Waters, we believe that sound principles of corporate governance are essential to protecting Waters’ reputation, assets, investor confidence, customer loyalty, and sustainability. Our Guidelines can be found on our website at ir.waters.com/esg/governance-documents and are available in print upon written request to the Company, c/o Secretary, at 34 Maple Street, Milford, MA 01757.

We also believe in sound principles of board governance — how we govern ourselves sets the tone for how our company is governed more generally. Our board governance practices include:

✓ Proxy Access As described above, the Company enables eligible shareholders to nominate director candidates via our proxy access process as governed by our Bylaws.

✓ Majority Approval Required for Director Elections If an incumbent Director up for re-election at a meeting of shareholders fails to receive a majority of affirmative votes in an uncontested election, the Board will adhere to the director resignation process as provided in our Bylaws.

✓ Independent Board and Committees All Directors other than our President and CEO, and all members of the Audit & Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee are independent.

✓ Engaged in Strategy Our Board is engaged in advising and overseeing the Company’s strategy and strategic priorities.

✓ Director Qualifications and Evaluations All of our independent Directors meet the candidate qualifications set forth in our Guidelines and as summarized in the above sections of this Proxy Statement: “— How We Are Selected and Elected — Board Candidates” and “— How We Are Selected and Elected — Board/Director Independence”.

✓ Regular Executive Sessions of Independent Directors Our independent Directors meet privately on a regular basis. Our Chair presides at such meetings.

✓ Stock Ownership Requirements We have robust stock ownership requirements for our Directors and executive officers.

✓ Enterprise Risk Management We have an enterprise risk management framework to identify, assess, manage, report, and monitor enterprise risk, including cybersecurity risk, and areas that may affect our ability to achieve our objectives.

✓ Cybersecurity Our Audit & Finance Committee oversees our cybersecurity risk management and actively works with the Board and management to identify, assess, manage, report, and monitor such cybersecurity risks on at least a quarterly basis, and more frequently if necessary.

✓ Human Capital Management Our Board dedicates a meeting session to a review of talent, as well as matters related to succession planning.

✓ Director Orientation and Ongoing Director Education Our Board, with management support, hosts a director orientation program for new directors. The Board also administers a twice-yearly director education program, the topics for which are selected by the Board’s Nominating and Corporate Governance Committee.

✓ Board and Committee Oversight of Sustainability Matters Our Board has delegated oversight of the Company’s sustainability policies and practices to its Nominating and Corporate Governance Committee, which reports out to the Board at least annually on our efforts to solve the problems that matter as a sustainable company focused on the long term.

Shareholder Engagement

Our Board and management are committed to regular shareholder engagement and value constructive feedback to ensure alignment with shareholder interests on matters related to strategy, performance and results, corporate governance, sustainability, and executive compensation, among other topics. Our Investor Relations team regularly engages with shareholders on these topics, and that feedback is shared with management and the Board at least quarterly. Following the announcement of the transaction involving BD’s Biosciences & Diagnostic Solutions business, management and our Investor Relations team engaged in additional shareholder outreach to discuss the strategic rationale and address investor questions and feedback related to the transaction. Incorporating and addressing valuable feedback and insights from our shareholders is a key component in the deliberations and decision-making processes of the Board and management.

Say-on-Pay

Our shareholders vote annually on a non-binding, advisory basis, on the compensation of our executive officers, which we call our Say-on-Pay shareholder vote. The Company takes the support of our shareholders seriously and actively solicits feedback from our shareholders on our compensation programs. Shares voted in favor of our executive compensation program in fiscal year 2025 represented approximately 82% of votes cast.

Approximately 82% of stockholders voted in favor of our 2025 Say-on-Pay proposal

The Compensation Committee values the opinions of our shareholders and considers the outcome of our annual Say-on-Pay shareholder vote in determining the structure of our executive compensation program, as well as in making future compensation decisions.

Listening to Our Shareholders

Over the last several years, the Compensation Committee has made changes to our executive compensation program driven by changes in business and market practices, as well as shareholder feedback. A majority of our shareholders continue to have favorable views of our executive compensation program overall, including our emphasis on performance-based compensation and the strength of our performance goals. Our shareholders have provided constructive feedback to the Company in certain areas of our executive compensation program. In response to feedback requesting that a majority of our long-term incentive award consist of performance-based equity, we have rebalanced our mix to 55% PSUs, 30% stock options and 15% RSUs, commencing with fiscal year 2025. The Compensation Committee continues to believe that revenue and operating income are key drivers of our Company today and further that rTSR enhances our alignment with shareholders.

Related Party Transactions Policy

The Board has adopted a written Related Party Transactions Policy, which covers “Interested Transactions” between a “Related Party” or parties and the Company. An Interested Transaction is a transaction or arrangement in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year and in which the Company and/or any Related Party may have an interest. A Related Party includes an executive officer, director or nominee for election as a director of the Company, any holder of more than a 5% beneficial ownership interest in the Company, any immediate family member of any of the foregoing, or any firm, corporation or entity in which any of the foregoing persons is employed or is a general partner or principal or in which such person or persons collectively have a 10% or greater beneficial ownership interest.

The General Counsel is responsible for identifying potential Interested Transactions and determining whether a proposed transaction is an Interested Transaction and accordingly, reportable to the Audit & Finance Committee for consideration at its next regularly scheduled meeting. The Audit & Finance Committee will review the material facts of all Interested Transactions and report its recommendations to the Board which will either approve or disapprove the Interested Transaction.
The Audit & Finance Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved
or ratified (as applicable) by the Board under the terms of the policy. These are: (a) the employment and compensation arrangements of named executive officers required to be reported in the Company’s proxy statement; (b) Director compensation required to be reported in the Company’s proxy statement; (c) ordinary course charitable contributions periodically reviewed by the Compensation Committee of the Board; and (d) ordinary course business transactions conducted on an “arm’s length” basis with Galderma S.A. (of which Dr. Flemming Ørnskov is Chief Executive Officer), Avient Corp. (of which Mr. Fearon is an independent director but not an employee), Boston Scientific Corporation (of which Mr. Brennan served as Chief Financial Officer until June 2025 and remained a senior advisor through October 2025), Solventum Corporation (of which Ms. Knight is the Chief Commercial Officer), and Baxter International Inc. (of which Ms. Knight served as Executive Vice President and Group President, Medical Products & Therapies until October 2025).
Insider Trading Policy
The Board has adopted a written Insider Trading Policy and the Company has implemented associated procedures, both of which have been reasonably designed to promote compliance with insider trading laws, rules and regulations, and the applicable NYSE listing standards. The policy applies to all Directors, officers and employees of the Company and its subsidiaries, as well as the immediate families, personal households and entities controlled by such Directors, officers and employees. The policy covers transactions in all securities of the Company, including common stock, options to purchase common stock, restricted stock units, debt securities, preferred stock, convertible debentures, and warrants as well as derivative securities, such as exchange-traded options or swaps. The policy strictly prohibits trading in any Company securities while in possession of material non-public
information, except under
pre-approved
trading plans that meet the requirements of Rule
10b5-1
under the Exchange Act
(“10b5-1
trading plans”), and misusing such information, such as by “tipping” material non-public
information or making unauthorized disclosure. In addition, the policy specifies our open quarterly trading windows (and who is subject to such windows), our pre-clearance
procedures (and who is subject to such procedures) and requirements regarding pre-approved
10b5-1
trading plans. Persons who fall within the scope of the policy are also prohibited from making short sales of Company stock or trading in options on Company stock and purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset any decrease in market value of the Company’s securities. The foregoing summary of Waters’ Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, a copy of which is filed as Exhibit 19.1 to Waters’ Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
Stock Ownership Guidelines
In order to closely align Directors’ and executive officers’ interests with those of the Company’s shareholders, the Company has minimum stock ownership guidelines for its executive officers and non-employee
Directors. In 2026, we enhanced these guidelines to require the accumulation of common stock by the CEO equal to six times his or her base salary over a five-year period and the accumulation of common stock by our other named executive officers equal to three times their base salary over a five-year period. The stock ownership guidelines for non-employee
Directors require the accumulation of a minimum of five times the annual cash Board retainer over a five-year period. Please refer to the section “— Compensation Discussion and Analysis — Compensation Philosophy, Governance, and Pay Practices — Stock Ownership Guidelines” for additional details regarding our stock ownership guidelines.

Guidelines, Code of Conduct, Global Complaint Reporting Policy, and Ethics Helpline
The Board has adopted the Guidelines, a Global Code of Business Conduct and Ethics for employees, executive officers, and Directors, and a Global Complaint Reporting Policy (sometimes called the Company’s “whistleblower” policy) regarding the treatment of potential legal and compliance concerns, including those relating to accounting, internal accounting controls, and auditing matters. The Waters Ethics Helpline, which is operated confidentially by a third-party vendor, provides the Waters workforce and others a comprehensive and anonymous reporting tool to report concerns. All of the foregoing documents are available on the Company’s website at ir.waters.com/esg/governance-documents and copies may be obtained, without charge, upon written request to the Company, c/o Secretary, at 34 Maple Street, Milford, MA 01757. The Waters Ethics Helpline may be accessed at waters.ethicspoint.com.
Risk Oversight
Board’s Role in Risk Oversight Generally
Included in the Company’s Annual Report are the risk factors affecting the Company, which are periodically reviewed by the Board and the Audit & Finance Committee and updated or expanded as warranted. The Board is responsible for overseeing the management and operations of the Company, including its risk assessment and risk management functions. The Board has delegated responsibility to reviewing the Company’s policy with respect to risk assessment and management, including with respect to cybersecurity, to the Audit & Finance Committee.
Additionally, the Company has an enterprise risk management framework under the oversight of the Vice President, Internal Audit, which includes an information security risk management framework under the specific oversight of the Senior Vice President and Chief Information Officer. This program seeks to identify new risks, develop and implement risk mitigation plans, and monitor the results affecting the Company’s business and operations on an ongoing basis. Management of the Company actively participates in this program and briefs the Board on the strategic, operational, compliance, and financial risks affecting the Company and efforts undertaken to mitigate them. The Compensation Committee has responsibility for oversight of risk related to compensation matters as more fully described below.
Cybersecurity Risk Oversight
The Board, including the Audit & Finance Committee, oversees the Company’s information security risk management framework that seeks to identify new risks, develop and implement risk mitigation plans, and monitor the results affecting the Company’s business and operations on an ongoing basis. The Company’s risk management framework is under the specific oversight of the Company’s Senior Vice President and Chief Information Officer (the “CIO”). The CIO manages this framework, in collaboration with the Company’s businesses and functions. The CIO presents updates to the Audit & Finance Committee on a quarterly basis and to the full Board at least annually. These reports include detailed updates on the Company’s performance preparing for, preventing, detecting, responding to and recovering from cyber incidents. The CIO also promptly informs and updates the Audit & Finance Committee and, as necessary, the Board of Directors about any information security incidents that may pose significant risk to the Company. The Company’s program is periodically evaluated by external experts, and the results of those reviews are reported to the Audit & Finance Committee and the Board. Together with management, the Audit & Finance Committee reviews the Company’s risk assessment and risk management practices and discusses major cybersecurity risk exposures as well as steps taken by management to monitor and control such exposures.
Compensation-Related Risk
The Compensation Committee conducted its annual review to determine if any of the Company’s compensation plans or practices would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed various components and aspects of the Company’s compensation plans and practices, including their size, scope, and design. The Compensation Committee also reviewed whether the compensation plans and practices promote unnecessary risk-taking and the policies in place to mitigate risk associated with these plans. The review included an assessment of design features that could encourage excessive risk-taking and the potential magnitude of such risks, including design features such as a short-term oriented pay mix, overly aggressive goal setting, and over-weighting of annual incentives as compared to long-term incentives. The policies that exist to mitigate compensation-related risk include, among others, (1) the Company’s recoupment policies; (2) stock ownership guidelines for executive officers; (3) a four- to five-year vesting period for stock options and three- to four-year vesting periods for RSUs; (4) a three-year performance period and a maximum payout cap for performance-based restricted stock units (“PSUs”); (5) a prohibition on hedging; and (6) the independent oversight of compensation programs by the Compensation Committee, with input from an independent compensation consultant. In addition, several features of the Company’s annual incentive plan (the “AIP”) mitigate compensation-related risk, including the use of payout caps, a clear link between payouts under the plan and the Company’s financial performance, and the Compensation Committee’s oversight in determining payouts under the plan. Based on this review, the Compensation Committee and the Company do not believe that there are any compensation-related risks arising from the Company’s compensation plans and practices that would be reasonably likely to have a material adverse effect on the Company.
Sustainability Risk Oversight
The Board, with and through its Nominating and Corporate Governance Committee, as appropriate, oversees the Company’s management of sustainability matters, including risks related to our governance structure, environmental impact and human capital, among other topics. The Nominating and Corporate Governance Committee is responsible for reviewing and reporting to the Board on the Company’s policies and practices with respect to sustainability matters, including the business impact of sustainability matters on the Company.
HOW WE ARE ORGANIZED
Board Leadership Structure
As stated in the Company’s Guidelines, the Board has no set policy with respect to the separation of the offices of Chair and CEO. In 2025, Dr. Flemming Ørnskov served as Chair of the Board and Dr. Batra served as President and CEO of the Company. While no written policy currently exists, the Board believes that separating the offices of Chair and CEO facilitates an appropriate balance between strong and consistent leadership and independent and effective oversight of the Company’s business by the Board.
Role of Compensation Consultant, Compensation Committee, and Management in Decision-Making
The Compensation Committee engaged Pearl Meyer as its outside independent compensation consultant during 2025. Pearl Meyer participates in Compensation Committee meetings and executive sessions and advises the Compensation Committee on a range of executive officer and Director compensation matters, including annual and long-term incentive plan design, competitive market assessments, compensation trends and best practices, and technical and regulatory developments. Pearl Meyer provides services to the Compensation Committee related only to executive officer and Director compensation, including peer group composition, comparing executive officer and Director compensation arrangements to those of the peer group and the broader market, and providing market data and advice regarding executive and Director compensation plans. The Compensation Committee has the authority to engage and terminate independent legal, accounting, and other advisors as it deems necessary or appropriate to carry out its responsibilities.
The Compensation Committee regularly reviews the services provided by Pearl Meyer and has determined that Pearl Meyer is independent in providing consulting services to the Compensation Committee. The Compensation Committee conducted a review of its relationship with Pearl Meyer in 2025 and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest, considering the factors set forth in the applicable rules of the SEC and the New York Stock Exchange.
The Compensation Committee approves all compensation decisions for our named executive officers, after consulting with Pearl Meyer, as appropriate. The Senior Vice President, Global Human Resources and the Vice President, Total Rewards also provide the Compensation Committee with information and analysis on the

Company’s executive compensation programs, as requested. In the beginning of 2025, our President and CEO, Dr. Batra, provided the Compensation Committee with his assessment of the performance of the Company and the other named executive officers, and made compensation recommendations for such other named executive officers. The Compensation Committee, however, makes all final decisions with respect to the compensation of the CEO and the other named executive officers. No named executive officer makes any decision or recommendation to the Compensation Committee on any element of his or her own compensation.
DIRECTOR MEETINGS AND BOARD COMMITTEES
Meetings
The Board held nine meetings during the year ended December 31, 2025, which included sessions on strategy; innovation; enterprise risk management; cybersecurity; annual operating plan; mergers and acquisitions and other strategic transactions; talent review; succession; and sustainability.
During 2025, the Audit & Finance Committee met 16 times, the Compensation Committee met three times, the Nominating and Corporate Governance Committee met two times, and the Science and Technology Committee met three times. All of the Company’s Directors attended at least 75% of the aggregate number of meetings of the Board and each Director’s respective regular committees that were held during the period for which such Director served in 2025. Information regarding our standing Board committees, their members and the number of meetings held during 2025 is set forth below.
The Company encourages Director attendance at annual shareholder meetings but does not have a formal policy requiring attendance. All Directors who were then members of the Board attended the 2025 annual meeting of shareholders.
Audit & Finance Committee

Members Linda Baddour (Chair) Dan Brennan Richard Fearon	Meetings in 2025: 16
The Audit & Finance Committee currently consists of Ms. Linda Baddour (Chair), Mr. Dan Brennan and Mr. Richard Fearon. The Audit & Finance Committee oversees the activities of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), and provides oversight with respect to accounting and financial reporting and audit functions, as well as cybersecurity risk. The Audit & Finance Committee meets the definition of “Audit Committee” as defined in Section 3(a)(58)(A) of the Exchange Act. The Audit & Finance Committee engages the independent registered public accounting firm, and performs certain other functions pursuant to its charter, a copy of which is available on the Company’s website at ir.waters.com/esg/governance-documents. Each member of the Audit & Finance Committee is independent under SEC rules and the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under the section “— How We Are Selected and Elected — Board/Director Independence.” The Board has determined that each member of the Audit & Finance Committee is an “audit committee financial expert” within the meaning of the SEC rules and has “accounting or related financial management expertise” within the meaning of New York Stock Exchange rules.

Compensation Committee

Members Christopher A. Kuebler (Chair) Flemming Ørnskov Mark P. Vergnano	Meetings in 2025: 3
The Compensation Committee currently consists of Mr. Christopher A. Kuebler (Chair), Dr. Flemming Ørnskov and Mr. Mark P. Vergnano. The Compensation Committee approves the compensation of executive officers of the Company, makes recommendations to the Board with respect to Director compensation, and administers the Company’s incentive plans. The Compensation Committee (i) has the authority, in its sole discretion, to retain or to obtain the advice of one or more advisors and to terminate the service of such advisors and (ii) may form and delegate authority to subcommittees as it deems appropriate and to officers of the Company such responsibilities of the Committee as may be permitted by applicable laws, rules or regulations, in each case in accordance with the listing standards set forth by the NYSE. The Compensation Committee’s charter is available on the Company’s website at ir.waters.com/esg/governance-documents. Each member of the Compensation Committee is independent under the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under the section “— How We Are Selected and Elected — Board/Director Independence.”
Nominating and Corporate Governance Committee

Members Flemming Ørnskov (Chair) Pearl Huang Heather Knight Mark P. Vergnano	Meetings in 2025: 2
The Nominating and Corporate Governance Committee currently consists of Dr. Flemming Ørnskov (Chair), Dr. Pearl Huang, Ms. Heather Knight and Mr. Mark P. Vergnano. The Nominating and Corporate Governance Committee oversees, among other things, the Company’s sustainability policies, practices and publications as well as the recruitment and Board composition and recommendation of candidates for the Board. The Nominating and Corporate Governance Committee may, as it deems appropriate, consider any candidates suggested by the shareholders of the Company. The Nominating and Corporate Governance Committee also develops and recommends to the Board the Guidelines for the Company. The Nominating and Corporate Governance Committee charter is available on the Company’s website at ir.waters.com/esg/governance-documents. Each member of the Nominating and Corporate Governance Committee is independent under the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under the section “— How We Are Selected and Elected — Board/Director Independence.”
Science and Technology Committee

Members Pearl Huang (Chair) Claire M. Fraser, Ph.D. Wei Jiang Christopher A. Kuebler	Meetings in 2025: 3
The Science and Technology Committee currently consists of Dr. Pearl Huang (Chair), Dr. Claire M. Fraser, Mr. Wei Jiang, and Mr. Christopher A. Kuebler. The Science and Technology Committee reviews current and emerging scientific technologies applicable to the Company’s business. Among other things, it reviews scientific technology strategies and potential investments both internally and externally and provides updates to the Board. Each member of the Science and Technology Committee is independent under the Company’s independence criteria, which are summarized under the section “— How We Are Selected and Elected — Board/Director Independence.”

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
During 2025
,
the Audit & Finance Committee of the Board, in conjunction with management and PwC, the Company’s independent registered public accounting firm, focused on the following items:
1. Compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Act”) and the adequacy of Company internal controls;
2. The appropriateness of Company financial reporting and accounting processes;
3. The independence and performance of the Company’s independent registered public accounting firm;
4. Company compliance with laws and regulations, including compliance with applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and
5. Review of the Company’s independent registered public accounting firm’s quality control procedures.
The Company’s compliance with Section 404 of the Act is managed primarily by the Company’s Vice President, Internal Audit in conjunction with the Company’s Senior Vice President and Chief Financial Officer. During 2025, the Audit & Finance Committee received regular and detailed briefings from the Company’s Vice President, Internal Audit and PwC regarding the Company’s compliance with Section 404 of the Act. On February 19, 2026, the Company’s Vice President, Internal Audit and PwC reported to the Audit & Finance Committee that no material weaknesses had been identified in the Company’s internal control over financial reporting as of December 31, 2025.
The Board has adopted a written charter setting out more specifically the functions that the Audit & Finance Committee is to perform. The charter is reviewed on an annual basis by the Audit & Finance Committee and the Audit & Finance Committee is advised as to any corporate governance developments which may warrant charter amendments. The charter is available on the Company’s website at ir.waters.com/esg/governance-documents. A discussion of the Audit & Finance Committee’s role in risk oversight can be found under the heading “— Risk Oversight — Board’s Role in Risk Oversight Generally” above.
As stated in its charter, the Audit & Finance Committee is tasked with, among other things, reviewing with management the Company’s guidelines and policies with respect to its approach to risk assessment and risk management. In addition, major financial risk exposures and means of monitoring and controlling these exposures, is to be discussed with management.
The Audit & Finance Committee held 16 meetings during the fiscal year ended December 31, 2025. The Audit & Finance Committee reviewed on a quarterly basis, with members of the Company’s management team, the Company’s quarterly and annual financial results prior to the release of earnings and the filing of the Company’s quarterly and annual financial statements with the SEC. The Board has determined that each of the three current members of the Audit & Finance Committee — Ms. Baddour (Chair), Mr. Dan Brennan and Mr. Richard Fearon — is an “audit committee financial expert” as defined under the applicable rules and regulations of the SEC and has “accounting or related financial management expertise” within the meaning of the New York Stock Exchange rules. Company management has primary responsibility for the financial statements and reporting processes. The Company’s independent registered public accounting firm, PwC, audits the annual financial statements and is responsible for expressing an opinion on their conformity with generally accepted accounting principles (“GAAP”).

The Audit & Finance Committee has adopted the following guidelines regarding the engagement of PwC to perform non-audit
services for the Company:

•
Company management will submit to the Audit & Finance Committee for approval a list of non-audit
services that it recommends the Audit & Finance Committee engage its independent registered public accounting firm to provide from time to time during the fiscal year and an estimated amount of fees associated with such services. Company management and the Company’s independent registered public accounting firm will each confirm to the Audit & Finance Committee that each non-audit
service on the list is permissible under all applicable legal requirements. The Audit & Finance Committee will, in its discretion, either approve or disapprove both the list of permissible non-audit
services and the estimated fees for such services. The Audit & Finance Committee will be informed routinely as to the non-audit
services actually provided by the Company’s independent registered public accounting firm pursuant to this pre-approval
process and the actual expenditure of fees associated therewith as well as new non-audit
services being requested for approval.

•
To ensure prompt handling of unexpected matters, the Audit & Finance Committee delegates to its Chair the authority to amend or modify the list of approved permissible non-audit
services and fees. The Chair will report action taken to the Audit & Finance Committee at the next Audit & Finance Committee meeting.

•	PwC and the Company will each ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit & Finance Committee.
The Audit & Finance Committee hereby reports for the fiscal year ended December 31, 2025, that:
1. It has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2025 with Company management;
2. It has reviewed and discussed with PwC those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission;
3. It has received from PwC written disclosures and a letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit & Finance Committee concerning independence, and has discussed with PwC its independence;
4. It has considered whether, and determined that, the provision of non-audit
services to the Company by PwC as set forth below, was compatible with maintaining auditor independence; and
5. It has reviewed and discussed with PwC its internal quality control procedures, and any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years.
Based on the items reported above, on February 19, 2026, the Audit & Finance Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on
Form 10-K
for the fiscal year ended December 31, 2025 for filing with the SEC. The recommendation was accepted by the Board on February 19, 2026.
Ms. Linda Baddour (Chair)    Mr. Dan Brennan    Mr. Richard Fearon
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
In 2025, the Compensation Committee consisted of Mr. Christopher A. Kuebler (Chair), Dr. Flemming Ørnskov and Mr. Mark P. Vergnano. During 2025, no member of the Compensation Committee was an officer or employee of the Company or served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board or its Compensation Committee and no executive officer of the Company served on the compensation committee or board of directors of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

HOW TO COMMUNICATE WITH US
The Board of Directors seeks input from a wide variety of shareholders and stakeholders to inform its work. We describe elsewhere in this Proxy Statement the Board’s and the Company’s shareholder engagement activities. We also enable communication via:

•	participating in our annual meeting;

•	calling our investor and customer service line at (508) 478-2000;

•	using our Waters Ethics Helpline at waters.ethicspoint.com or emailing us at ethics@waters.com;

•	emailing our internal audit team, which has a direct reporting line to the Board, at internal_audit@waters.com; or

•	participating in our various investor relations communications opportunities.
In addition, shareholders and other interested parties may communicate with the Chair or with the non-employee
Directors, individually or as a group, by writing to the Company, c/o Secretary, at 34 Maple Street, Milford, MA 01757. Any such communication should include the name and return address of the shareholder or other party, the specific Director or Directors to whom the contact is addressed, and the nature or subject matter of the contact. All such communications will be forwarded to the appropriate Board member. Our General Counsel will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to shareholders or other constituencies of the Company, or are deemed to be solicitations, advertisements, surveys, “junk” mail or mass mailings.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit & Finance Committee of the Board has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the books, records, and accounts of the Company for the fiscal year ending December 31, 2026. In accordance with a vote of the Audit & Finance Committee and as approved by the Board, this selection is being presented to the shareholders for ratification at the Annual Meeting. A representative of PwC is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.
Fees
The aggregate fees for the fiscal years ended December 31, 2025 and 2024 billed by PwC were as follows:

	For the year ended December 31,
	2025	2024

Audit Fees	$5,994,250	$5,633,389

Audit-Related Fees	2,168,785	56,891

Tax-Related Fees

Tax Compliance	640,280	672,218

Tax Planning	550,276	929,003

Total Tax-Related Fees	1,190,556	1,601,221

All Other Fees	2,000	2,000

Total	$9,355,591	$7,293,501

Audit Fees
— consists of fees for the audit of the Company’s annual financial statements, statutory audits, review of the interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.
Audit-Related Fees
— consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, acquisition-related services, attest services not required by statute or regulation, and accounting consultations and reviews for various matters.
Tax-Related
Fees
— consists of fees for tax compliance and planning services. Tax compliance fees include fees for professional services related to international tax compliance and preparation. Tax planning fees consist primarily of fees including but not limited to, the impact of acquisitions, restructurings, and changes in regulations.
All Other Fees
— consists of fees for all permissible services other than those reported above.
The Audit & Finance Committee
pre-approved
100% of the services listed under the preceding captions “Audit Fees,” “Audit-Related Fees,”
“Tax-Related
Fees,” and “All Other Fees.” The Audit & Finance Committee’s
pre-approval
policies and procedures are more fully described in its report set forth in this Proxy Statement.

Required Vote and Recommendation of the Board of Directors
Approval of the proposal requires a majority of the votes cast in person or by Proxy by the shareholders entitled to vote thereon. Abstentions and broker non-votes
will be counted as present for the purpose of determining whether a quorum is present but will not be treated as votes cast with respect to the proposal and therefore will not have an effect on the determination of whether the proposal has been approved. Ratification by shareholders is not required. Brokerage firms may vote to ratify the appointment of PwC as it is a “discretionary” or “routine” item. If this Proposal 2 is not approved by the shareholders, the Audit & Finance Committee does not intend to change the appointment for fiscal year 2026, but will consider the shareholder vote in selecting an independent registered public accounting firm for fiscal year 2027.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 —
NON-BINDING
ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the shareholders of Waters are entitled to cast a non-binding
advisory vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote is an advisory vote only, and is not binding on Waters or the Board.
Although the vote is
non-binding,
the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing and evaluating the Company’s executive compensation program and making future compensation decisions.
As described more fully in the Compensation Discussion and Analysis, the Summary Compensation Table, and the other tables following the Summary Compensation Table, we believe the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice, and sound compensation governance principles, and with a focus on short- and long-term performance-based compensation.
Please refer to the section “— Compensation Discussion and Analysis” for a full description of our executive compensation practices and programs.
We are requesting your
non-binding
advisory vote on the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and in the Summary Compensation Table and subsequent tables is approved.”
Required Vote and Recommendation of the Board of Directors
Approval, on an advisory basis, of the proposal requires a majority of the votes cast in person or by Proxy by the shareholders entitled to vote thereon. Abstentions and broker non-votes
will be counted as present for the purpose of determining whether a quorum is present but will not be treated as votes cast with respect to the proposal and therefore will not have an effect on the determination of whether the proposal has been approved on an advisory basis. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Our Named Executive Officers
The purpose of this Compensation Discussion and Analysis (this “CD&A”) is to provide information about the material elements of compensation that are paid to, awarded to, or earned by, our named executive officers for fiscal year 2025 (whom we collectively refer to as our “NEOs”), who consist of any individual who served as our principal executive officer during fiscal year 2025, any individual who served as our principal financial officer during fiscal year 2025, and our two most highly compensated executive officers who were serving at the end of fiscal year 2025 other than our principal executive officer and principal financial officer.
Our NEOs for fiscal year 2025 (and their respective positions) were as follows:

Udit Batra, Ph.D. President & CEO	Amol Chaubal Senior Vice President and Chief Financial Officer

Jianqing Y. Bennett Senior Vice President, TA Instruments Division and Clinical Business Unit	Robert Carpio III Senior Vice President, Waters Division
Our Business
Waters Corporation is a global leader in life sciences and diagnostics, dedicated to accelerating the benefits of pioneering science through analytical technologies, informatics, and service. With a focus on regulated, high-volume testing environments, our innovative portfolio harnesses deep scientific expertise across chemistry, physics, and biology. We collaborate with customers around the world to advance the release of effective, high-quality medicines, ensure the safety of food and water, and drive better patient outcomes by detecting diseases earlier, managing routine infections, and combating antibiotic resistance. Through a shared culture of relentless innovation, our passionate team of ~16,000 colleagues turn scientific challenges into breakthroughs that improve lives worldwide
Our Performance
In 2025, the Company’s revenue growth was 7% on a GAAP basis and 7% on an adjusted non-GAAP
constant currency basis, as compared to 2024. Our net income increased by 1% on a GAAP basis and increased by 11% on an adjusted non-GAAP
organic basis, as compared to 2024. Adjusted
non-GAAP
constant currency revenue and adjusted
non-GAAP
organic net income are financial measures that are not prepared in accordance with GAAP. Annex A to this Proxy Statement defines these and other adjusted non-GAAP
financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

The Company maintains a strong balance sheet, access to liquidity, and a well-structured debt maturity profile. This strength allows us to prioritize investing in growth. We continue to evaluate M&A opportunities that will enhance value creation for our shareholders.
The Company has consistently delivered top tier value to shareholders over the long term. Since the beginning of our transformation in July of 2020, our TSR is ahead of all other major Life Science Tools peers
1
through December 31, 2023, 2024 and 2025, delivering 83%, 106%, and 111% TSR, respectively. For the fiscal year 2025, the company delivered 2% TSR in a challenging macro environment, outperforming the average of all major Life Science Tools peers.
2025 Executive Compensation Program Outcomes
Our program aligns executive compensation to the successful execution of our strategy, meeting our financial and operational goals, and delivering strong returns to our shareholders. We attract and retain exceptional talent needed for long-term success by ensuring our compensation is market competitive with our peers.
Our incentive plans focus on absolute and relative financial performance, and we set stretch goals that we believe align with delivering strong returns to our shareholders. For our 2025 Annual Incentive Plan (“AIP”), we were above target on both corporate performance metrics, which were adjusted non-GAAP
organic constant currency revenue growth (“OCCRG”) and adjusted non-GAAP
organic net income growth (“ONIG”), resulting in a corporate payout factor of 110% of target. For the performance-based restricted stock units (“PSUs”) that were granted in 2023 and whose performance period ended in 2025, we were below threshold on the adjusted non-GAAP
OCCRG performance metric, but we were above the median of the S&P 500 Health Care Index (“HCI”) on the applicable relative total shareholder return performance metric. Based on this performance, our 2023 PSU awards (whose performance period ended on December 31, 2025) paid out at 65% of target.
Further details on each of these programs, including a description of the relevant performance goals, are provided later in this CD&A.

1	Agilent, Avantor, Bio-Rad, Bio-Techne, Bruker, Danaher, Mettler Toledo, Revvity, Thermo Fisher Scientific

2025 EXECUTIVE COMPENSATION PROGRAM
Compensation Philosophy
The Company’s executive compensation program is intended to be both performance-based and market-competitive. The objectives and philosophy of the Company’s executive compensation program are as follows:

Objectives

✓
  To focus executives on achieving financial and operating objectives that enhance long-term shareholder value
✓
  To align the interests of executives with the Company’s shareholders
✓
  To attract and retain executive talent

Executive Compensation Strategy	Long-Term Alignment

Performance-Driven Approach
: Rewards executives for sustained achievement of financial and operational goals.

Market-Based Salaries
: Base salaries are targeted at the market median, adjusted for performance, tenure, and experience.

Incentive Alignment:
Annual and long-term incentive award targets are set at market median, tied to challenging performance targets.

Shareholder Alignment
: Compensation structure ensures executives’ interests align with shareholder value through performance-based rewards.

Total Compensation Alignment:
Total compensation for our executives is targeted at market median.

Equity-Based Awards
: Long-term incentive equity-based awards balance share price appreciation, long-term financial performance, and retention. Grants are made annually and include stock options, time-based restricted stock units (“RSUs”), and performance stock units (“PSUs”). RSUs were added to our long-term incentive program in 2025. Historically RSUs typically were only granted for new hires and promotions.

Performance
 & Growth Focus
: Stock options and RSUs increase in value as our stock price increases. PSUs vest based on achievement of the specified performance goals.

Market-Based Targets
: Long-term incentive award target opportunities are generally set at market median, with adjustments based on performance and role.

Retention
 & Alignment
: Multi-year vesting periods and post-vesting holding requirements ensure long-term executive and shareholder alignment.

In addition to the philosophy and structure of the executive compensation program as described above, the Compensation Committee also considers, as appropriate, the compensation practices for all Waters employees in reviewing the compensation for our NEOs.

Compensation Governance and Pay Practices
Waters maintains strong pay and governance practices as outlined below. A full description of these policies and practices can be found in the discussion below in the section entitled “Elements of Executive Compensation.”

What We Do	What We Do Not Do

✓ Robust director and executive officer stock ownership guidelines	× No excessive executive perquisites

✓ Annual compensation risk assessment	× No excise tax gross-up provisions

✓ Anti-hedging policy	× No option repricing without shareholder consent

✓ Robust compensation recoupment (Clawback) policy that exceeds the requirement of Dodd-Frank

✓ Independent compensation consultant

✓ Double trigger for accelerated equity vesting in connection with a change of control
Pay Mix
Consistent with our performance-based compensation philosophy, at-risk
compensation comprises a substantial portion of the NEOs’ target total direct compensation. For fiscal year 2025, at-risk
compensation represented approximately 90% of the target total direct compensation for Dr. Batra, and approximately 80% of the target total direct compensation for our other NEOs as a group.
The chart below details the target total direct compensation pay mix for our CEO and the average of our other NEOs for fiscal year 2025:

2025 Target Pay Mix

CEO	Average Other NEOs

2025 Key Business Priorities and Connection to our Executive Compensation Program
In fiscal year 2025, the Compensation Committee utilized Organic Constant Currency Revenue Growth (OCCRG) and Organic Net Income Growth (ONIG) as performance metrics under the AIP for our NEOs. Use of an OCCRG performance metric supports the Company’s belief that revenue drives our overall success and enables us to continue to invest in future growth and innovation. The OCCRG performance goals are based on revenue reported in accordance with GAAP.

Use of an ONIG performance metric promotes executive team alignment, focuses the executive team on operational efficiencies and profitable growth, and drives long-term shareholder value. The ONIG performance goals are based on the Company’s net income reported in accordance with GAAP, but adjusted to exclude certain charges and credits, net of tax, including, but not limited to, purchased intangibles amortization, acquired in-process
research and development, restructuring costs, ERP implementation and transformation costs, and certain other items, pension costs, litigation provisions and certain income tax items. The Company considers these items not directly related to ongoing operations and performance and therefore excludes them from the performance goals set under the AIP.
Use of Adjusted
Non-GAAP
Financial Metrics in our Executive Compensation Program
The Company generally uses adjusted
non-GAAP
financial metrics to facilitate financial and operational decision-making, evaluate historical operating results, make comparisons to competitors’ operating results, and determine management incentive compensation. Appendix A to this Proxy Statement defines the following adjusted non-GAAP
financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

1)
Non-GAAP
Organic Constant Currency Revenue Growth (OCCRG)
: The Company believes that referring to comparable OCCRG rates is a useful way to evaluate the underlying performance of the Company’s net revenue. OCCRG rate, a non-GAAP
financial metric, measures the change in net revenue between current- and prior-year periods, excluding the impact of foreign currency exchange rates during the current period and other unusual items. In fiscal year 2025, foreign currency translation had a minimal impact on our GAAP revenue.

2)
Non-GAAP
Organic Net Income Growth (ONIG)
: The Company’s adjusted
non-GAAP
organic net income is based on net income reported in accordance with GAAP but adjusted to exclude certain charges and credits that the Company considers not directly related to ongoing operations and overall performance of the Company. In fiscal year 2025, GAAP net income was adjusted to exclude purchased intangibles amortization, restructuring costs and certain other items, acquisitions related costs, retention bonus obligation, ERP implementation and transformation costs and certain income tax items. The impact of these adjustments to GAAP net income for fiscal year 2025 increased our adjusted non-GAAP
ONIG which adjusts for the impact of acquisitions and other unusual items by 8% as compared with our GAAP net income.

COMPENSATION SETTING PROCESS
Competitive market data is an important factor used by the Compensation Committee in determining the amount of compensation for our NEOs. The Compensation Committee engages Pearl Meyer as an independent consultant to provide advice and analysis on the structure of our executive compensation program as well as competitive data on pay levels. Pearl Meyer prepares this competitive assessment annually for the Compensation Committee. The Compensation Committee reviews the target total direct compensation of each NEO. The Compensation Committee also ensures that the total compensation for our executives contains an appropriate level of performance-based compensation and is designed to meet the overall objectives of our executive compensation program. The Compensation Committee considers a range of factors in determining the amount of each compensation element for each NEO, including, without limitation, Company performance, individual performance and experience, competitive market data, hiring and retention needs, scope of responsibility and an individual’s potential for making future contributions to the Company.

Pursuant to the SEC’s rules, the Compensation Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee. Pearl Meyer and the Compensation Committee utilize a core industry peer group of 16 publicly traded companies in the life sciences and analytical instrument industry with generally similar revenues and market capitalization as Waters. The industry peer group used for fiscal year 2025 executive compensation decisions was comprised of the following companies.

Peer Companies
Agilent	Avantor	Bio-Rad
Bio-Techne	Charles River Laboratories	Cooper Companies
Edwards Lifesciences	Hologic	IDEXX Laboratories
Illumina	Mettler-Toledo	ResMed
Revvity	STERIS	Teleflex
West Pharmaceutical
Each year, Pearl Meyer evaluates the peer group for its continued appropriateness for external executive compensation comparisons based on the primary selection criteria of similarity in industry, products and services, revenue, and market capitalization. At the time the peer group was originally selected, we targeted peers with both revenue and market capitalization ranging between 33% to 300% of Waters’ revenue and market capitalization. The Compensation Committee monitors the peer group year to year to determine if changes are needed.
For fiscal year 2025, the Compensation Committee completed an analysis of the median revenue and market capitalization of the peer group, and determined no adjustment was required for the peer group. For 2025, the Compensation Committee removed Catalent from the peer group due to its acquisition at the end of 2024.
The chart below represents the Company’s position relative to the companies in our fiscal year 2025 peer group, regarding market capitalization as of December 31, 2025, and revenue during the 2025 fiscal year.

Pearl Meyer and the Compensation Committee also utilize independent, globally recognized executive compensation surveys. The Compensation Committee uses this broad survey data in combination with the peer group data in evaluating our NEOs’ compensation. The Compensation Committee does not rely upon data from any one data point included in any of these surveys in making compensation decisions. Data from these surveys and/or the peer companies are combined to develop a primary market composite, which the Compensation Committee uses to compare our NEOs’ compensation against the market as a reference point.
ELEMENTS OF EXECUTIVE COMPENSATION
There are three primary elements of our executive compensation program: base salary, annual incentive cash awards, and long-term incentive equity-based awards. Each element addresses specific objectives of this program, and together they are intended to meet the overall philosophy and objectives of our executive compensation program as described above. The mix of short-term cash incentives and long-term equity incentives focus executives on the achievement of annual and longer-term financial and operating objectives that drive long-term shareholder value. The design of these incentive programs fosters a high degree of performance orientation through the measures chosen for each plan, which emphasize revenue, profitability, and TSR. The short- and long-term incentive plans also enable significant differentiation among individuals through the use of an individual performance modifier under the AIP (as further described below), and long-term incentive equity award grant values based on a number of factors, including, without limitation, individual performance, experience and competitive market data.
The Compensation Committee reviews the NEOs’ total direct compensation (measured at target for annual and long-term incentives, as applicable, and assuming target performance for PSUs), to appropriately position the NEOs’ target total direct compensation to both the market and the Company’s objectives. While the structure of pay is similar for each NEO, the amounts differ based on several factors, including, without limitation, position specific market data, the critical nature of the NEO’s position to the business, and the NEO’s level of contribution.

Base Salary	Annual Cash Incentive	Long-Term Performance-Based Equity Incentive

Attract and retain executives and other key employees	Motivate executives and other key employees to achieve challenging annual financial and operational goals as established by the Compensation Committee at the start of the fiscal year
Motivate executives and other key employees to contribute to the Company’s long-term growth of shareholder value, align compensation with stock price growth and achievement of strategic growth goals, and retain executives and other key employees

Base Salary
The base salaries for the NEOs are reviewed annually by the Compensation Committee. Consistent with the compensation practices established for all Company employees, the individual salaries for the NEOs are determined based upon a combination of factors, including, without limitation, competitive market data, individual performance and experience, Company performance, scope of responsibility and annual base salary increase guidelines. The Compensation Committee considers all these factors in determining base salaries and any adjustments and does not assign a specific weighting to any individual factor.
Any base salary increases are generally approved by the Compensation Committee in February of the applicable fiscal year. The competitive assessments completed by Pearl Meyer at the end of fiscal year 2024 provided the market information used in determining the base salaries for our NEOs in fiscal year 2025.

Based on Pearl Meyer’s market assessment of the overall environment for base salary increases, in addition to the individual’s performance and contribution, the Compensation Committee increased the base salary for all the NEOs in fiscal year 2025, as set forth below.
The annualized base salaries paid to our NEOs in fiscal years 2025 and 2024 are set forth in the chart below.

Named Executive Officer	Base Salary (as of 12/31/24)	Base Salary (as of 12/31/25)	Percent Increase

Udit Batra, Ph.D.	$1,100,000	$1,150,000	4.5%

Amol Chaubal	$580,000	$650,000	*12.1%

Jianqing Y. Bennett	$615,000	$633,000	2.9%

Robert Carpio	$580,000	$600,000	3.4%

*	Increase to reflect market positioning
Annual Incentive Awards
The AIP is the short-term incentive plan for our NEOs, other executives, and other key employees. Target annual incentive cash bonuses for each NEO under the AIP are based on a percentage of the executive’s base salary, with the actual bonus payout amount determined based on achievement of Company performance goals pre-established
by the Compensation Committee.
Under the AIP, threshold-level performance achievement results in a payout of 0.25x of target, target-level performance achievement results in a payout of 1.0x of target, and maximum-level performance achievement results in a payout of 2.0x of target. Payouts under the AIP are interpolated for performance between these threshold, target, and maximum levels. There is no payout under the AIP for performance below threshold. The Compensation Committee believes that this maximum payout opportunity is consistent with the Company’s philosophy to position total target cash compensation at the median of the market and to provide the opportunity for greater reward for overachievement of challenging performance goals.
Prior to the application of any individual performance modifier (as further described below in the section titled “Individual Performance Goals”), the threshold, target and maximum levels under the AIP (each measured as a percentage of base salary) for the NEOs are presented in the table below:

	Threshold	Target	Maximum

Udit Batra	31.3%	125%	250%

Amol Chaubal	18.8%	75%	150%

Jianqing Y. Bennett	18.8%	75%	150%

Robert Carpio	18.8%	75%	150%
The Compensation Committee periodically reviews the Company’s AIP structure with Pearl Meyer. The objectives of this review are to consider the alignment of this plan with our compensation philosophy and emphasis on pay-for-performance,
and to review the performance metrics and goals utilized under the plan to ensure they provide the best ongoing motivators for our executives and other key employees to execute our business strategy and create shareholder value.
2025 Annual Incentive Plan Structure
Company Performance Goals
For fiscal year 2025, the AIP utilized two performance metrics: OCCRG and ONIG (each as defined and further described above). The Compensation Committee selected OCCRG because it reinforces the Company’s belief that revenue drives our overall success and enables us to continue to invest in future growth and innovation. The Compensation Committee determined to use ONIG because it incentivizes operational results and reflects the ongoing operational efforts of our executives and other employees.

The following table outlines these performance goals for our 2025 AIP, including target, actual performance, and payout percentage:

2025 Performance Metric	Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout (%)	Overall Payout (%)

Non-GAAP Organic Constant Currency Revenue Growth	50%	-0.9% ($2,931)	5.5% ($3,120)	12.8% ($3,336)	6.3% ($3,146)	112%	110%
Non-GAAP Organic Net Income Growth	50%	4.4% ($666)	18.7% ($757)	31.7% ($840)	19.7% ($763)	108%
(Dollar values in millions)
Appendix A to this Proxy Statement defines OCCRG, ONIG and other adjusted non-GAAP
financial measures, and reconciles them to the most directly comparable historical GAAP financial measures.
Individual Performance Goals
The AIP also incorporates an individual performance modifier in its plan design, which allows the Compensation Committee to distinguish an individual’s contribution to the overall results achieved against the pre-established
corporate performance goals by increasing or decreasing an individual’s payout up to 50%, while maintaining specific, measurable objectives. The maximum payout opportunity for the NEOs under the 2025 AIP was equal to 200% of the applicable NEO’s target annual bonus.

Ambitious annual individual performance objectives are set for each NEO under the AIP. In 2025, the NEOs’ individual performance exceeded their objectives, which is reflected in the following individual performance modifier percentages under the 2025 AIP:

Executive	Individual Performance Factor

Dr. Batra	150%

Mr. Chaubal	140%

Ms. Bennett	100%

Mr. Carpio	125%
The above individual modifiers were applied to incentive outcomes for the CEO and select NEOs to reflect extraordinary demands and performance during a period of significant transformation. For the CEO, this included leadership and planning in 2025 to close a transformational acquisition in early 2026. The result was forming a global life sciences and diagnostics leader focused on high-volume testing in regulated applications. For the NEOs, the modifiers reflect the leadership of a major acquisition and related diligence and integration activities, execution of enterprise-wide transformation initiatives, and delivery of key commercial growth priorities, including instrument replacement and increased service attachment. In addition, our executives effectively mitigated tariff impacts and delivered strong operational performance despite a challenging external environment.
Assessment of the 2025 Annual Incentive Plan
As discussed in detail below, the Compensation Committee establishes annual Company performance goals which are intended to be challenging but achievable if Company performance is strong.

The performance goals required for payout under the 2025 AIP, as well as the actual results, are shown in the charts below.

Based on the performance multiple of 110% of target (which represents 112% OCCRG achievement and 108% ONIG achievement), adjustments made for individual performance, the following payouts were made under the AIP for NEOs in fiscal year 2025.

Name	Base Salary (12/31/25) ($)	AIP Target (%)	2025 Target ($)	Performance Multiple	Individual Modifier	AIP Award ($)	Award as % of Target

Udit Batra, Ph.D.	$1,150,000	125%	$1,437,500	110%	150%	$2,371,875	165%

Amol Chaubal	$650,000	75%	$487,500	110%	140%	$750,750	154%

Jianqing Y. Bennett	$633,000	75%	$474,750	110%	100%	$522,225	110%

Robert Carpio III	$600,000	75%	$450,000	110%	125%	$618,750	138%
Long-Term Equity Incentive Awards
The Company maintains the Waters Corporation 2020 Equity Incentive Plan (the “EIP”), pursuant to which it may grant equity awards to its employees and other service providers, including the NEOs. Multiple factors, considered collectively, are reviewed by the Compensation Committee in determining the overall equity value to award each NEO. These factors include, without limitation, competitive market data, dilution, stock compensation expense, the financial and operational performance of the Company, each NEO’s individual performance, each NEO’s potential for making contributions to future Company performance and the value of equity grants both individually to each NEO and in the aggregate to all NEOs. The Compensation Committee believes that it is important to provide meaningful reward and recognition opportunities to our NEOs that are performance-based and are intended to align with long-term value creation to our shareholders.

Stock Options
It has been the long-standing practice of the Compensation Committee to utilize non-qualified
stock options to align the interests of our NEOs and other executives with those of our shareholders. We continue to believe that stock options provide strong alignment between shareholders and our NEOs because the value of a stock option is directly related to the stock price appreciation delivered to shareholders following the grant date. If our stock price does not appreciate, the NEO will not realize any value with respect to their stock options.
Options granted to our NEOs are time-based and generally vest 20% annually over five years, subject to continued employment through each applicable vesting date.
Performance-Based Restricted Stock Units (PSUs)
The Compensation Committee grants PSUs to provide an equity-based award tied to a performance goal other than absolute increase in stock price.
The PSU awards granted to our NEOs in fiscal year 2025 are subject to performance-vesting based on the achievement of two specified performance goals, TSR relative to the S&P 500 HCI (“rTSR”) and adjusted non-GAAP
OCCRG over a three-year period, each weighted at 50%. The Compensation Committee believes that rTSR is an appropriate and effective metric to further tie compensation realized to performance and shareholder returns. OCCRG is a strong indicator of sustained innovation as it requires a strong new product pipeline to maintain ongoing three-year revenue growth. The three-year OCCRG metric is an adjusted non-GAAP
financial metric that measures the change in net revenue between two periods, without taking into account the impact of foreign currency exchange rates during the period. PSU recipients can earn from 0 – 200% of the target number of PSUs granted based on the level of achievement of such performance goals.
The threshold, target, and maximum performance goals are established on the grant date and based on the Company’s long-term strategic plan as of that date. These goals are intended to be challenging but achievable if Company performance is strong. The rTSR goals for the PSU awards granted to our NEOs in fiscal year 2025 are set forth below:

TSR Percentile Rank	Applicable Payout Percentage of Target for PSUs

= > 75 th Percentile	200%

50 th Percentile	100%

25 th Percentile	50%

< 25 th Percentile	0%
If the Company’s TSR is negative, in no event will more than 100% of the target number of shares subject to the rTSR-based portion of the PSU award be earned.
The number of shares earned subject to the OCCRG-based portion of the PSU award will be determined based on the OCCRG achieved over a three-year performance period, which can range from 0% if minimum threshold performance is not achieved, 50% if minimum threshold performance is achieved, 100% if the target performance is achieved, and up to a maximum of 200% if maximum performance is achieved, with straight line interpolation between such performance levels. These goals are intended to be challenging but achievable if Company performance is strong.
In addition, our PSU awards have a post-vesting holding period on the shares received (after payment of tax) in respect of any earned PSUs, which for the NEOs is one year (or two years for the CEO).
Time-Based Restricted Stock Units (RSUs)
Commencing in fiscal year 2025, the Compensation Committee has determined to add RSUs to the mix of annual awards granted to our NEOs. We believe that RSUs serve an important function to align with shareholders, drive retention, and increase their stock ownership. The Compensation Committee also grants RSUs from time to time, to new hires and in connection with promotions and recognition.
RSUs granted to our NEOs generally vest 20% annually over five years, subject to continued employment through each applicable vesting date.
2023 PSU Performance Results
The PSUs granted in February 2023 (which have a performance period that commenced in January 2023 and ended in December 2025) were eligible to vest in early fiscal year 2026 upon the Compensation Committee’s determination of the achievement of the applicable performance goals set forth in the award agreement. The metrics for these 2023 PSU awards were rTSR and OCCRG, weighted equally and measured over a three-year period. The performance goals required for payout under these 2023 PSU awards, as well as the actual payout results, are shown in the chart below.

Long-Term Equity Incentive Awards – Fiscal Year 2026
Commencing in fiscal year 2026, the Compensation Committee elected to make certain changes to our long-term incentive program, including to the performance metrics for the PSUs and to the vesting schedule for the stock options and RSUs, as well as to remove the post-holding periods for the PSUs. We believe these changes are better aligned to market.

In addition, commencing with the 2026 PSUs, the Compensation Committee determined to replace the OCCRG performance metric previously used for the PSUs with an earnings per shares (“EPS”) performance metric, to directly align management incentives with shareholder value creation and market practice.
We also determined to eliminate the post-vesting PSU holding requirement to better align with market practice. We replaced this holding requirement with enhanced stock ownership guidelines, as follows: (i) for the CEO from 5x base salary to 6x base salary ,and (ii) for the other NEOs from 2x base salary to 3x base salary (See the section below titled “
Stock Ownership Guidelines
”
for further information on our stock ownership guidelines).
Finally, we also adopted a
4-year
vesting schedule for our stock options and RSUs as a start to our harmonization with BD compensation practices following the transaction and aligning with market.
Perquisites and Benefits
The Company generally does not offer perquisites solely for the benefit of our NEOs. Our NEOs are eligible to participate in compensation and benefit plans that are generally offered to other employees, such as the Company’s 401(k) plan, Employee Stock Purchase Plan, and health and insurance plans. Our NEOs are also eligible to participate in the Company’s 401(k) Restoration Plan that is available to all employees who meet certain minimum earnings eligibility criteria. This plan is described more fully below in the narrative that accompanies the
Non-Qualified
Deferred Compensation table in this Proxy Statement. From time to time, we provide relocation assistance to our executives in accordance with our executive relocation program.
In response to increasing security risks for corporate executives in 2025, the Company conducted a security assessment to evaluate potential threats and appropriate safeguards. Based on this assessment, the Company determined to provide limited personal security services to our CEO and NEOs. The associated costs for these security services are nominal.
Severance and Change of Control Arrangements
The Company provides severance protection to each of our NEOs pursuant to a Change of Control/Severance Agreement if their employment is terminated by the Company without cause, or they resign for good reason in connection with a change of control. Our severance and change of control protections are designed to ensure continuity of executive leadership in the event of a change of control of the Company, and to ensure the ability of executives to evaluate a potential change of control in the best interests of the Company and shareholders. For a description of the severance and change of control protections in our NEOs’ Change of Control/Severance Agreements, please see the “- Payments Upon Termination or Change of Control” section of this Proxy Statement.
The Company also provides Dr. Batra and Mr. Chaubal with certain severance protections pursuant to their employment agreement or offer letter, as applicable, in the event their employment is terminated by the Company other than for cause or if the executive resigns for good reason absent a Change of Control, as further described below in the “- Payments Upon Termination or Change of Control” section of this Proxy Statement.
Stock Ownership Guidelines
To closely align their interests with those of the Company’s shareholders, the Company has minimum stock ownership guidelines for our executive officers. In 2026, we enhanced stock ownership guidelines for the CEO from 5x base salary to 6x and for the other NEOs from 2x base salary to 3x. The following table outlines the stock ownership guidelines for the CEO and the other NEOs with respect to fiscal year 2025.

Position	Stock Ownership Guideline	Years to Achieve

Chief Executive Officer	5x Base Salary	3

Other Named Executive Officers	2x Base Salary	5

If an executive officer becomes
non-compliant
with the guidelines, he or she will have a period of twelve months to regain compliance with the guidelines. If, after such twelve-month period, the executive officer remains non-compliant,
then 50% of the net
after-tax
profit from any subsequent stock option exercise must be retained in shares of common stock until compliance with the guidelines is achieved. Exceptions to these stock ownership guidelines may be considered by the Compensation Committee. For purposes of these guidelines, in addition to any direct ownership of shares of common stock by an executive officer, any unvested RSUs and vested
“in-the-money”
stock options apply toward the satisfaction of the guidelines. Unvested PSUs are not applied toward the satisfaction of stock ownership guidelines.
Ms. Bennett and Mr. Chaubal joined the Company in April 2021 and May 2021, respectively, and have until 2026 to meet the requirements of the ownership guidelines. Mr. Carpio joined the Company in June 2024 and will have until 2029 to meet the requirements of the ownership guidelines. Dr. Batra has met the requirement of the ownership guidelines.
Policies and Procedures Related to the Grant of Certain Equity Awards
The Company has established processes designed to ensure that the timing of any option grants and other similar awards to executive officers is not influenced by material nonpublic information (“MNPI”). Grants are generally made shortly after the issuance of an earnings release and the furnishing or filing of a Current Report on Form
8-K,
or the filing of a Quarterly Report on Form
10-Q
or an Annual Report on Form
10-K,
regardless of any upcoming announcements or events that could impact the Company’s share price.
The Compensation Committee does not take MNPI into account when determining the timing and terms of option awards. Further, the Company has not timed the disclosure of MNPI to affect the value of executive compensation.
The Company did not grant any stock options to the NEOs in fiscal year 2025 during the period from four business days before to one business day after the filing of the Company’s Annual Report on Form
10-K,
the Company’s Quarterly Report on Form
10-Q,
or the Company’s Current Report on Form
8-K
that disclosed MNPI
Recoupment Policy
In 2023, the Company adopted a mandatory Clawback policy that complies with the NYSE’s clawback listing standards, Section 10D of the Exchange Act and the rules promulgated thereunder (the “Clawback Policy”). In the event that we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the Clawback Policy requires that covered executives must reimburse us, or forfeit, any excess incentive-based compensation “received” (as defined therein) by such covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. Executives covered by the Clawback Policy include our current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the NYSE listing standards, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation Committee.
Incentive-based compensation subject to the Clawback Policy includes any compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation “received” based on the erroneous data over the incentive-based compensation that would have been “received” had it been based on the restated results and is computed without regard to any taxes paid. The Clawback Policy will only apply to incentive-based compensation “received” on or after October 2, 2023.
The Clawback Policy is available as Exhibit 97 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025.
In October 2023, the Company also amended and restated its previous discretionary recoupment policy for cash incentive compensation paid to current or former executive officers of the Company. Under this amended and restated policy, if the Board (or an authorized committee thereof, such as the Compensation Committee)

determines that (i) the cash incentive compensation paid to an executive officer was based on a misstatement of financial results or operating objectives directly arising from such executive officer’s misconduct, or (ii) an executive officer willfully violated an employment obligation, in each case, the Board (or a duly authorized committee thereof) may recover from the applicable executive officer any cash incentive compensation in an amount that it considers appropriate under the circumstances. This discretionary recoupment policy serves as a supplement to the
SEC-compliant
recoupment policy described above.
Tax Implications
Section 162(m) of the Internal Revenue Code generally limits the tax deduction available to public companies for annual compensation paid to the CEO and certain other NEOs in excess of $1 million. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for Waters’ success and meets the other objectives described above. Consequently, the Compensation Committee has and will continue to pay compensation that is not tax deductible, in whole or in part, or is otherwise limited to tax deductibility.
COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation
S-K
of the Exchange Act. Based on its review and these discussions, on March 29, 2025, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Christopher A. Kuebler (Chair)  Dr. Flemming Ørnskov, M.D., M.P.H.   Mark P. Vergnano

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The table below summarizes the compensation of our NEOs for the years ended December 31, 2025, 2024 and 2023.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
		(b)	(c)	(d)	(e)	(f)	(g)	(h)

Udit Batra, Ph.D., President & CEO (a)	2025	$1,150,000		$7,430,247	$2,999,922	$2,371,875	$21,000	$13,973,044
	2024	$1,100,000		$4,451,531	$4,375,109	$1,197,119	$24,300	$11,148,059
	2023	$1,097,500		$3,825,193	$3,750,043	$0	$69,444	$8,742,180

Amol Chaubal, SVP & CFO	2025	$650,000		$1,732,598	$689,950	$750,750	$21,000	$3,844,298
	2024	$569,375		$1,102,236	$1,049,975	$378,725	$37,763	$3,138,074
	2023	$563,750		$1,024,196	$999,951	$0	$71,915	$2,659,812

Jianqing Y. Bennett, SVP, TA & Clinical Division	2025	$633,000		$1,280,262	$509,858	$522,225	$21,000	$2,966,345
	2024	$605,792		$771,406	$734,906	$366,659	$24,300	$2,503,063
	2023	$601,292		$752,817	$734,919	$0	$19,800	$2,108,828

Robert Carpio III, SVP, Waters Division (i)	2025	$600,000		$1,129,966	$449,988	$618,750	$21,000	$2,819,704
	2024	$276,987	$200,000	$649,990	$649,933	$171,861	$0	$1,948,771

(a)	Dr. Batra did not receive additional compensation for his service as a director in fiscal years 2025, 2024 or 2023.

(b)	Reflects the base salary earned by the NEO during the applicable fiscal year.

(c)
Reflects the cash
sign-on
bonus paid to Mr. Carpio in June 2024, which was paid to him in connection with his commencement of employment with the Company on June 24, 2024, pursuant to his offer letter. In the event that Mr. Carpio’s employment with the Company is terminated for cause or by him for good reason (each as defined in his offer letter) (i) prior to June 24, 2025, he would have been required to repay 100% of such bonus to the Company within 30 days following such date of termination; or (ii) within the period commencing on June 24, 2025 and ending on June 24, 2026, he will be required to repay 50% of such bonus to the Company within 30 days following such date of termination.

(d)
Reflects the aggregate grant date fair value of the PSUs and/or RSUs granted to the NEO in the applicable fiscal year, in each case, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs that are eligible to be earned based on rTSR was determined based on a Monte Carlo simulation model, which is based on the probable outcome of the performance conditions associated with such portion of the award, and includes a discount for the post-vesting holding period. The grant date fair value of the RSUs and the PSUs that are eligible to be earned based on three-year OCCRG was determined by multiplying the number of shares subject to the award (at target for the PSUs) by the closing price of Waters’ common stock on the date the award was granted, and includes a discount for the post-vesting holding period for PSUs. The assumptions used to calculate the foregoing amounts are disclosed in Note 13 to the Waters Corporation Annual Report on Form
10-K
for the years ended December 31, 2025, 2024 and 2023, as applicable. The aggregate grant date fair value of the PSUs granted during fiscal year 2025, assuming achievement of the highest level of performance, was $12,370,058 for Dr. Batra, $2,872,195 for Mr. Chaubal, $2,122,753 for Ms. Bennett and $1,873,416 for Mr. Carpio. The aggregate grant date fair value of the PSUs granted during fiscal year 2024, assuming achievement of the highest level of performance, was $8,903,020 for Dr. Batra, $2,242,478 for Mr. Chaubal and $1,569,416 for Ms. Bennett. The aggregate grant date fair value of the PSUs granted during fiscal year 2023, assuming achievement of the highest level of performance, was $7,650,386 for Dr. Batra, $2,048,392 for Mr. Chaubal and $1,505,634 for Ms. Bennett.

(e)
Reflects the aggregate grant date fair value of
non-qualified
stock options granted to the NEO in the applicable fiscal year, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are disclosed in Note 13 to the Waters Corporation Annual Report on Form
10-K
for the years ended December 31, 2025, 2024, and 2023, as applicable. The closing price of the Company’s common stock on February 5, 2025, the date that the stock options were granted to Dr. Batra, Mr. Chaubal, Ms. Bennet, and Mr. Carpio, was $414.09. The closing price of the Company’s common stock on February 7, 2024, the date that the stock options were granted to Dr. Batra, Mr. Chaubal and Ms. Bennett, was $323.54. The closing price of the Company’s common stock on June 24, 2024, the date that the stock options were granted to Mr. Carpio, was $289.27. The closing price of the Company’s common stock on February 8, 2023, the date that the stock options were granted to Dr. Batra, Mr. Chaubal and Ms. Bennett, was $342.29.

(f)
Reflects the annual performance-based cash bonuses under the AIP earned by our NEOs in the applicable fiscal year and paid in the subsequent fiscal year. For a description of the AIP, please refer to the section titled “— Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive Awards” above.

(g)
Reflects the matching contribution made for the benefit of each NEO under the Company’s 401(k) Restoration Plan, a non-qualified
retirement plan, the Company’s 401(k) Plan, a qualified retirement plan, and for limited personal security services provided to our CEO for business purposes during fiscal year 2025. A summary of these amounts for fiscal year 2025 is provided in the table below:

All Other Compensation Table

Name and Principal Position	401(k) Match	401(k) True up	Total ($)

Udit Batra, Ph.D.	$21,000	$0	$21,000

Amol Chaubal	$21,000	$0	$21,000

Jianqing Y. Bennett	$20,350	$650	$21,000

Robert Carpio III	$21,000	$0	$21,000

The aggregate value of any perquisites received by any individual NEO during fiscal year 2025 was less than $10,000.

(h)	Reflects the total of compensation elements reported in columns (b) through (g) for 2025 and, if applicable, 2024 and 2023.

(i)	Mr. Carpio joined the Company as its Senior Vice President, Waters Division in June 2024, and was an NEO for the first time in fiscal year 2024.

Grants of Plan-Based Awards

The table below sets forth certain information with respect to the grant of plan-based awards made to our NEOs during the fiscal year ended December 31, 2025.

2025 Grants of Plan-Based Awards

Name	Award	Grant Date	Date Committee Took Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
				Threshold	Target	Maximum	Threshold	Target	Maximum

				(a)	(a)	(a)	(b)	(b)	(b)	(c)	(d)	(e)	(f)

Udit Batra, Ph.D.	Stock Option	02/05/2025									18,640	$414.09	$2,999,922
	PSU	02/05/2025					6,640	13,282	26,564				$6,185,029
	RSU	02/05/2025									3,622		$1,499,834
	AIP			$359,375	$1,437,500	$2,875,000

Amol Chaubal	Stock Option	02/05/2025									4,287	$414.09	$689,950
	PSU	02/05/2025					1,527	3,054	6,108				$1,436,098
	RSU	02/05/2025									833		$344,937
	AIP			$121,875	$487,500	$975,000

Jianqing Y. Bennett	Stock Option	02/05/2025									3,168	$414.09	$509,858
	PSU	02/05/2025					1,128	2,257	4,514				$1,061,377
	RSU	02/05/2025									615		$254,665
	AIP			$118,688	$474,750	$949,500

Robert Carpio III	Stock Option	02/05/2025									2,796	$414.09	$449,988
	PSU	02/05/2025					996	1,992	3,984				$936,708
	RSU	02/05/2025									543		$224,851
	AIP			$112,500	$450,000	$900,000

(a)

Reflects the range of potential payouts under the Company’s AIP for threshold, target, and maximum performance for fiscal year 2025. The amount listed in the threshold column is equal to the threshold level payout based on the achievement of Company and individual performance goals (i.e., 25% of the applicable NEO’s target annual bonus). The amount listed in the maximum column is equal to the maximum level payout based on the achievement of Company and individual performance goals (i.e., 200% of the applicable NEO’s target annual bonus). For a description of the AIP, please refer to the section titled “— Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive” above.

(b)

Reflects the number of PSUs granted under the EIP to each of our NEOs in fiscal year 2025. These PSU grants are eligible to be earned based 50% on rTSR and 50% on three-year OCCRG. The PSUs based on rTSR are earned if the Company’s TSR meets or exceeds a specified level of TSR relative to the TSR for the companies included in the S&P 500 Health Care Index over a three-year performance period, generally subject to continued employment through the vesting date of the award. The PSUs based on three-year OCCRG are earned if the Company’s three-year compound annual growth rate meets or exceeds a specified level, generally subject to continued employment through the vesting date of the award. Amounts in the threshold column with respect to the PSUs reflect the number of PSUs that would be earned if threshold performance were achieved (in the case of PSUs based on rTSR, a TSR percentile rank above the 25th percentile, and in the case of PSUs based on three-year OCCRG, a revenue growth rate at or above the threshold goal), amounts in the target column (100% of the target award) reflect the number of PSUs that would be earned if target performance were achieved (in the case of PSUs based on rTSR, a TSR percentile rank of 50th percentile, and in the case of PSUs based on three-year OCCRG, a revenue growth rate of the target performance goal), and amounts in the maximum column (200% of the target award) reflect the number of PSUs that would be earned if maximum performance were achieved (in the case of PSUs based on rTSR, a TSR percentile rank of 75th percentile or greater, and in the case of PSUs based on three-year OCCRG, a revenue growth rate above the maximum goal). The number of PSUs earned under each metric is interpolated between threshold, target, and maximum performance levels.

(c)

Reflects the number of (RSUs) granted under the EIP to each of our NEOs in fiscal year 2025. These RSUs vest 20% annually on the first five anniversaries of the date of grant, subject to continued employment through each applicable vesting date.

(d)

Reflects the number of non-qualified stock options granted under the EIP to each of our NEOs in fiscal year 2025. These stock options vest 20% annually on the first five anniversaries of the date of grant, subject to continued employment through the applicable vesting date.

(e)	Reflects the closing price of a share of our common stock on the grant date of the stock option.

(f)

Reflects the aggregate grant date fair value of the stock award or option award granted to the NEO in fiscal year 2025, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Amounts shown in this column, with respect to PSUs that are eligible to be earned based on rTSR, were determined based on a Monte Carlo simulation model, which is based on the probable outcome of the performance conditions associated with such portion of the award, and includes a discount for the post-vesting holding period. The grant date fair value of the PSUs that are eligible to be earned based on three-year OCCRG was determined by multiplying the number of shares subject to the award (at target) by the closing price of Waters’ common stock on the date the award was granted and includes a discount for the post-vesting holding period. The assumptions used to calculate these amounts are disclosed in Note 13 to the Annual Report.

Narrative Disclosure to the Summary Compensation Table and the Grants of Plan Based Awards Table

Dr. Batra, Messrs. Carpio and Chaubal and Ms. Bennett are each party to an employment agreement or offer letter with us.

Pursuant to Dr. Batra’s employment agreement, which was entered into in connection with his commencement of employment with us in 2020, he is entitled to an initial base salary of $1,000,000, which has subsequently been increased, and is entitled to a target annual incentive bonus equal to 125% of his base salary. In 2021, Mr. Chaubal and Ms. Bennett each entered into an offer letter with us in connection with their respective commencements of employment, which entitled them to an initial annual base salary of $500,000 and $568,000, respectively, which have subsequently been increased, and a target annual incentive bonus equal to 75% of their base salaries. In 2024, Mr. Carpio entered into an offer letter with us in connection with the commencement of his employment, which entitled him to an initial annual base salary of $580,000 and a target annual incentive bonus equal to 75% of his base salary.

Each of our NEOs is entitled to participate in our employee benefit plans. The severance payments and benefits to which each of our NEOs are entitled are described under the “Payments Upon Termination or Change of Control” section of this Proxy Statement. Each of our NEOs were eligible to participate in the Company’s AIP for 2025.

Each of our NEOs were granted non-qualified stock options in fiscal year 2025. These options vest 20% annually on the first five anniversaries of the date of grant (subject to continued employment through the applicable vesting date), have a ten-year term, and have an exercise price equal to the closing market price of the Company’s common stock on the date of grant.

Each of Dr. Batra, Messrs. Carpio and Chaubal and Ms. Bennett were granted PSUs in fiscal year 2025. These PSU awards may performance-vest 50% based on the Company’s rTSR over a three-year performance period and 50% based on the Company’s three-year OCCRG. The PSUs, to the extent earned, vest after the end of the three-year performance period, subject to continued employment through the vesting date of the award. The maximum payout for PSUs is 200% of target. If the Company’s TSR is negative, in no event will more than 100% of the target number of shares subject to the rTSR-based portion of the PSU award be earned. In addition, there is a post-vesting holding requirement for shares earned from PSU awards of one year (or two years for the CEO).

Outstanding Equity Awards

The table below sets forth the outstanding equity awards held by each of our NEOs as of December 31, 2025.

2025 Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable -	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

		(a)	(a)		(a)	(b)	(b)	(c)	(c)

Udit Batra, Ph.D	9/1/2020	35,077	—	$212.02	09/01/2030	—	$0	—	$0
	2/18/2021	21,591	5,398	$280.80	02/18/2031	—	$0	—	$0
	2/17/2022	18,234	12,156	$314.98	02/17/2032	—	$0	—	$0
	2/8/2023	11,591	17,387	$342.29	02/08/2033	—	$0	—	$0
	2/8/2023	—	—	—	—	—	$0	7,066	$2,683,879
	2/7/2024	6,857	27,428	$323.54	02/07/2034	—	$0	—	$0
	2/7/2024	—	—	—	—	—	$0	13,522	$5,136,061
	2/5/2025	—	18,640	$414.09	02/05/2035	—	$0	—	$0
	2/5/2025	—	—	—	—	3,622	$1,375,744	—	$0
	2/5/2025	—	—	—	—	—	$0	13,282	$5,044,902

Amol Chaubal	5/12/2021	6,873	1,719	$303.64	05/12/2031	—	$0	—	$0
	5/12/2021	—	—	—	—	494	$187,636	—	$0
	2/17/2022	5,329	3,554	$314.98	02/17/2032	—	$0	—	$0
	2/8/2023	3,090	4,637	$342.29	02/08/2033	—	$0	—	$0
	2/8/2023	—	—	—	—	—	$0	1,884	$715,600
	2/7/2024	1,645	6,583	$323.54	02/07/2034	—	$0	—	$0
	2/7/2024	—	—	—	—	—	$0	3,245	$1,232,548
	2/5/2025	—	4,287	$414.09	02/05/2035	—	$0	—	$0
	2/5/2025	—	—	—	—	833	$316,398	—	$0
	2/5/2025	—	—	—	—	—	$0	3,054	$1,160,001

Jianqing Y. Bennett	4/5/2021	5,694	1,424	$295.65	04/05/2031	—	$0	—	$0
	4/5/2021					677	$257,145	—	$0
	2/17/2022	4,207	2,806	$314.98	02/17/2032	—	$0	—	$0
	2/8/2023	2,271	3,408	$342.29	02/08/2033	—	$0	—	$0
	2/8/2023	—	—	—	—	—	$0	1,385	$526,065
	2/7/2024	1,151	4,608	$323.54	02/07/2034	—	$0	—	$0
	2/7/2024	—	—	—	—	—	$0	2,271	$862,594
	2/5/2025	—	3,168	$414.09	02/05/2035	—	$0	—	$0
	2/5/2025	—	—	—	—	615	$233,595	—	$0
	2/5/2025	—	—	—	—	—	$0	2,257	$857,276

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable -	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

		(a)	(a)		(a)	(b)	(b)	(c)	(c)

Robert Carpio III	6/24/2024	1,107	4,430	$289.27	06/24/2034	—	$0	—	$0
	6/24/2024	—	—	—	—	1,798	$682,934	—	$0
	2/5/2025	—	2,796	$414.09	02/05/2035	—	$0	—	$0
	2/5/2025	—	—	—	—	543	$206,248	—	$0
	2/5/2025	—	—	—	—	—	$0	1,992	$756,621

(a)

Reflects non-qualified options awards granted to our NEOs. The expiration date for all non-qualified stock option grants held by our NEOs is ten years from the date of grant. Such non-qualified stock options generally vest 20% annually on the first five anniversaries of the date of grant, subject to continued employment through the applicable vesting date.

(b)

Reflects RSUs granted to our NEOs. Such RSUs generally vest 20% annually on the first five anniversaries of the date of grant, subject to continued employment through each applicable vesting date. Dollar amounts have been determined by multiplying the number of outstanding RSUs by $379.83, which was the closing price of Waters common stock on December 31, 2025.

(c)

Reflects PSUs granted to our NEOs. Such PSUs generally vest upon the Compensation Committee’s determination of the achievement of the performance conditions set forth in the applicable award agreement following the end of the three-year performance period , as follows: (i) on December 31, 2025 (for PSUs granted in February 2023); (ii) on December 31, 2026 (for PSUs granted in February 2024) and (iii) on December 31, 2027 (for PSUs granted in February 2025), subject to continued employment through that applicable vesting date. The amounts included in these columns for the PSUs granted in 2024 and 2025 are the number of PSUs that would be earned based upon target performance, in each case, as well as their value based on such numbers of PSUs multiplied by $379.83, which is the closing price of Waters common stock on December 31, 2025.

The PSUs granted in 2023 vested in February 2026 based on the Compensation Committee’s determination of the achievement of the performance conditions set forth in the applicable award with respect to the three-year performance period ending on December 31, 2025. The amounts included in these columns for the 2023 PSUs are the number of PSUs that were earned based upon actual performance (i.e., 129% of target for PSUs based on rTSR and 0% of target for PSUs based on three-year OCCRG), as well as their value determined by multiplying the number of earned PSUs by $379.83, which is the closing price of Waters common stock on December 31, 2025.

Stock Vested

The table below sets forth certain information regarding stock option awards exercised by, and shares of our common stock delivered upon vesting of stock awards to our NEOs during the fiscal year 2025. None of our NEOs exercised any stock options during fiscal year 2025.

Option Exercises and Stock Vested Fiscal Year 2025
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (a)

Udit Batra, Ph.D.	11,349	$4,219,445

Amol Chaubal	3,811	$1,414,362

Jianqing Y. Bennett	3,294	$1,193,587

Robert Carpio III	449	$155,713

(a)	Equals the Company’s stock price on the vesting date multiplied by the number of shares acquired on vesting.

Non-Qualified Deferred Compensation

The table below summarizes the non-qualified deferred compensation plan benefits for our NEOs in fiscal year 2025.

Non-Qualified Deferred Compensation Plan
Name	Executive Contributions in Last FY ($)	Registrant Contributions and Company Match in Last FY ($)	Aggregate Earnings	Aggregate Withdrawals	Aggregate Ending Balance at Last FYE

	(a)	(b)	(c)		(d)

Udit Batra, Ph.D.	$0	$0	$0	$0	$224,341

Amol Chaubal	$0	$0	$0	$0	$649,570

Jianqing Y. Bennett	$0	$0	$0	$0	$0

Robert Carpio III	$0	$0	$0	$0	$0

(a)	Amounts in this column are also reported as salary (column (b)) in the Summary Compensation Table.

(b)

Amounts in this column represent Company contributions to the Company’s 401(k) Restoration Plan. These amounts are also reported under the All Other Compensation column (column (g) in the Summary Compensation Table.

(c)

Amounts reported in this column reflect participant-directed earnings in investment vehicles that are consistent with those offered under the Company’s 401(k) Plan, apart from Waters common stock, the self-directed Brokeragelink Option, and the Fidelity Managed Income Portfolio. These amounts are not included in the Summary Compensation Table because the earnings are not “above-market” or preferential.

(d)

The aggregate balance amounts under the Company’s 401(k) Restoration Plan include deferrals made for prior years. For individuals who were NEOs in the years in which the deferrals were made, the amount of the deferred compensation was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for the applicable year, as set forth in the table below:

Name	2025 ($)	Previous Years ($)	Total ($)

Udit Batra, Ph.D.	$0	$159,250	$159,250

Amol Chaubal	$0	$519,499	$519,499

Jianqing Y. Bennett	$0	$0	$0

Robert Carpio III	$0	$0	$0

All non-qualified deferred compensation contributions made by the NEOs, or by the Company on behalf of the NEOs, are made under the Company’s 401(k) Restoration Plan. The purpose of the Company’s 401(k) Restoration Plan is to allow certain executives and highly compensated employees to defer salary, commissions, and bonus payments to a non-qualified retirement plan, in addition to the amount permitted to be deferred under the Company’s 401(k) Plan ($23,500 in 2025, or $31,000 if age 50 or older). The Company’s 401(k) Restoration Plan is also intended to permit participants to receive the additional matching contributions that they would have been eligible to receive under the Company’s 401(k) Plan if the Internal Revenue Service limits on compensation for such plan ($350,000 in 2025) did not apply. Upon termination of employment or retirement from the Company, account balances are distributed according to the payment option and form of payment (e.g., lump sum or installment payments) elected by the participant at time of deferral.

PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Non-Change of Control Severance-Related Agreements

Under his employment agreement, if Dr. Batra’s employment is terminated by the Company other than for cause or if he resigns for good reason (each as defined in his employment agreement), Dr. Batra will be entitled to, subject to his execution and non-revocation of a release of claims and continued compliance with the restrictive covenants contained in the employment agreement, an amount equal to two times (2x) the sum of his base salary and target annual incentive compensation opportunity, payable over a period of 24 months following his termination of employment. In addition, Dr. Batra will be entitled to receive a lump sum payment equal to the amount that the Company would have paid in premiums under the life, accident, health, and dental insurance plans in which Dr. Batra and his dependents were participating immediately prior to the termination of his employment for the 24-month period following the date of such termination. Further, if Dr. Batra’s employment is terminated as a result of his death or disability or is terminated by us without cause or by him for good reason, the sign-on stock options granted to him in 2020 in connection with his commencement of employment with us will vest in full. If Dr. Batra is employed on or after July 1 of the year in which his employment termination occurs, he will also be entitled to a pro-rata annual bonus for such year, based on actual performance. Dr. Batra will be subject to non-competition restrictions for a period of one to two years following the termination of his employment, depending on the circumstances of his termination. Dr. Batra will be subject to non-solicitation restrictions for a period of two years following the termination of his employment. Dr. Batra is subject to a perpetual confidentiality covenant. Further, Dr. Batra will be subject to a perpetual non-disparagement covenant following the termination of his employment upon his execution and non-revocation of the release of claims attached to his employment agreement.

In accordance with Mr. Chaubal’s employment agreement, if Mr. Chaubal’s employment is terminated by the Company other than for cause or if he resigns for good reason (each as defined in his employment agreement), Mr. Chaubal will be entitled to receive, subject to his execution of a release of claims and continued compliance with the restrictive covenants contained in the employment agreement, an amount equal to one times (1x) the sum of his base salary and target incentive bonus opportunity for a period of 12 months following his termination of employment. In addition, Mr. Chaubal will be entitled to receive a lump sum payment equal to the amount that the Company would have paid in premiums under the life, accident, health, and dental insurance plans in which Mr. Chaubal and his dependents were participating immediately prior to the termination of his employment for the 12-month period following the date of such termination. Mr. Chaubal is subject to perpetual confidentiality and non-disparagement covenants. Mr. Chaubal will be subject to non-competition restrictions for a period of one to two years following the termination of his employment, depending on the circumstances of his termination. Mr. Chaubal will be subject to non-solicitation restrictions for a period of two years following the termination of employment.

Ms. Bennett’s and Mr. Carpio’s offer letters with the Company do not provide severance benefits outside of the change of control context. Pursuant to her offer letter, Ms. Bennett is subject to non-solicitation restrictions for a period of two years following her termination of employment, and non-competition restrictions for a period of one to two years following her termination of employment, depending on the circumstances of her termination. Pursuant to his offer letter, Mr. Carpio is subject to non-solicitation and non-competition restrictions for a period of one year following his termination of employment. In addition, Mr. Carpio and Ms. Bennett are subject to perpetual confidentiality and non-disparagement covenants.

Change of Control Severance-Related Agreements

Each of our NEOs is party to an Executive Change of Control/Severance Agreement.

Cash Change of Control Severance Benefits

Under the terms of the Executive Change of Control/Severance Agreements with the NEOs (other than for Dr. Batra), if the executive’s employment is terminated without cause or if the executive resigns for good reason (each as defined in the applicable agreement), in each case, in certain circumstances, during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), the executive would receive the following amounts in a lump sum payment:

•	Two times (2x) annual base salary;

•	Two times (2x) the greater of (a) the annual accrued incentive plan payment in the year of termination or (b) the target incentive plan payout; and

•	An amount equal to the amount the Company would have paid in premiums for 24 months of continued insurance benefit coverage (life, accident, health, and dental).

Under the terms of Dr. Batra’s agreement, if his employment is terminated without cause or he resigns for good reason (each as defined in his agreement), in each case, in certain circumstances, during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), he would be entitled to receive the following amounts in a lump sum payment:

•	Three times (3x) annual base salary;

•	Three times (3x) the greater of (a) the annual accrued incentive plan payment in the year of termination or (b) the target incentive plan payout; and

•	An amount equal to the amount the Company would have paid in premiums for 36 months of continued insurance benefit coverage (life, accident, health, and dental).

The foregoing amounts payable under the applicable Change of Control/Severance Agreement are to be reduced by the amount of any severance or similar amounts paid or payable under Dr. Batra’s employment agreement or Mr. Chaubal’s offer letter, as described above.

Equity-Related Termination and Change of Control Severance Benefits

The NEOs’ Executive Change of Control/Severance Agreements each provide for double-trigger accelerated equity vesting in connection with a change of control.

For stock options and RSUs granted to each of our NEOs, in the event of a termination of employment without cause or resignation for good reason, in each case, in certain circumstances, within nine months prior or

18 months following a change of control, all of the outstanding and unvested stock options and RSUs held by such individuals will become fully vested and exercisable upon such termination of employment.

For stock options and RSUs granted to each of our NEOs, in the event of a termination of employment due to the executive’s death, all of the outstanding and unvested stock options and RSUs held by such individuals will become fully vested (and exercisable, for the stock options) upon such termination of employment.

Commencing with the stock options and RSUs granted to our NEOs in 2025, in the event of a termination of employment due to the NEO’s disability, all of the outstanding and unvested stock options and RSUs held by such NEO will become fully vested (and exercisable, for the stock options) upon such termination of employment. For stock options and RSUs granted to our NEOs prior to 2025, upon a termination due to disability, all outstanding and unvested stock options and RSUs were forfeited.

For PSUs granted to each of our NEOs, if a change of control occurs and the earned PSUs are assumed or continued, or a new award is substituted for the earned PSUs and the NEO’s employment is terminated without cause or if the NEO resigns for good reason within 18 months following the change of control, the earned PSUs will automatically vest in full. If, in connection with a change of control, the earned PSUs are not assumed or continued, or a new award is not substituted for the earned PSUs, the earned PSUs will automatically vest in full at target.

If, the employment of a NEO terminates during the performance period of the PSUs due to the NEO’s death, or the NEO’s retirement, the PSUs will remain eligible to vest based on actual performance and, to the extent vested, will be settled at the end of the performance period or, if earlier, on a change of control, prorated for the number of days within the performance period as of the date of termination. Retirement means a termination of employment (other than for cause or at a time when cause exists) at any time the executive has reached age 60 with 10 years of service with the intention of concluding his or her working or professional career. As of December 31, 2025, none of our NEOs have satisfied the age and service conditions under the Retirement definition.

Commencing with the PSUs granted to our NEOs in 2025, in the event of a termination of employment due to the NEO’s disability or death, the earned PSUs will automatically vest in full at target. For PSUs granted to our NEOs prior to 2025, upon (i) a termination due to death, a prorated portion of earned PSUs based on actual performance would remain outstanding and eligible to vest at the end of the performance period, and (ii) a termination due to disability, all outstanding and unvested PSUs were forfeited.

Other Terms

For purposes of the NEOs’ Change of Control/Severance Agreements, “change of control” generally refers to the closing of a merger, consolidation, liquidation, or reorganization of the Company after which the Company does not represent more than 50% of the resulting entity; the acquisition of more than 50% of the voting stock of the Company; or the sale of substantially all of the Company’s assets.

The NEOs’ Change of Control/Severance Agreements also provide that, in the event that a NEO is subject to an excise tax under Section 4999 of the Code, he or she will be entitled to the greater of the following amounts, determined on an after-tax basis: (1) all payments that would be payable, without regard to the excise tax imposed under Section 4999 of the Code (the “Transaction Payments”), or (2) the portion of such Transaction Payments that provides the NEO with the largest payment possible without the imposition of an excise tax under Section 4999 of the Code.

Potential Post-Termination Payments Table

The following table and footnotes present potential payments to our NEOs under various circumstances as if the NEO’s employment had been terminated on December 31, 2025, the last day of fiscal 2025, and, as indicated below, if a change of control had also occurred on such date.

Potential Post-Termination Payments Table
Name	Termination/ Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Total Value of Post- Termination Payments (f)
Udit Batra, Ph.D.	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	$2,300,000(a)	$2,875,000(a)	$52,081(a)	—	—	—	$5,227,081
	Disability	—	—	—	—	$1,375,744	$5,044,902	$6,420,646
	Death	—	—	—	$3,519,511	$1,375,744	$12,631,247	$17,526,502
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$3,450,000(b)	$4,312,500(b)	$83,294(b)	$3,519,511	$1,375,744	$14,342,001	$27,083,050
Amol Chaubal	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	$650,000(a)	$487,500(a)	$25,500(a)	—	—	—	$1,163,000
	Disability	—	—	—	—	$316,398	$1,160,001	$1,476,399
	Death	—	—	—	$906,078	$504,034	$3,091,057	$4,501,169
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$1,300,000(b)	$ 975,000(b)	$50,999(b)	$906,078	$504,034	$3,502,033	$7,238,144
Jianqing Y. Bennett	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	—	—	—	—	—	—	$0
	Disability	—	—	—	—	$233,595	$857,276	$1,090,871
	Death	—	—	—	$689,162	$490,740	$2,247,834	$3,427,736
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$1,266,000(b)	$ 949,500(b)	$ 50,999(b)	$689,162	$490,740	$2,535,365	$5,981,766

Potential Post-Termination Payments Table
Name	Termination/ Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Total Value of Post- Termination Payments (f)
Robert Carpio III	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	—	—	—	—	—	—	$0
	Disability	—	—	—		$206,248	$756,621	$962,869
	Death	—	—	—	$401,181	$1,059,726	$756,621	$2,217,528
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$1,200,000(b)	$900,000(b)	$25,980(b)	$401,181	$1,059,726	$756,621	$4,343,508

(a)

For Dr. Batra, represents two times annual base salary, two times target annual incentive bonus award, and the amount the Company would have paid in premiums under the life, health, and dental insurance plans for 24 months for Dr. Batra and his dependents. For Mr. Chaubal, represents one times annual base salary, one times target annual incentive bonus award, and the amount the Company would have paid in premiums under the life, health, and dental insurance plans for 12 months for Mr. Chaubal and his dependents. All such amounts were determined based on base salary, target annual incentive bonus opportunity and premium costs, as applicable, as in effect on December 31, 2025.

(b)

For Dr. Batra, represents three times annual base salary, three times target annual incentive bonus award, and the value of 36 months of benefits continuation for Dr. Batra. For Mr. Chaubal, Ms. Bennett and Mr. Carpio, represents two times annual base salary, two times target annual incentive bonus award, and the value of 24 months of benefits continuation for the applicable NEO. All such amounts were determined based on base salary, target annual incentive bonus opportunity and premium costs, as applicable, as in effect of December 31, 2025. Also includes the unvested balance of a qualified medical expense reimbursement plan that would become vested upon change of control.

(c)

Represents the approximate in-the-money value of 100% of the unvested portion of the applicable NEO’s stock options upon termination as it relates to a termination of employment in connection with (i) a change in control (ii) death or (iii) for stock options awarded to NEO in 2025, disability. These values were calculated by multiplying the number of stock options that would have vested upon such employment termination or change of control, as applicable, by the difference between $379.83, the closing price of our common stock on December 31, 2025, and the applicable per share exercise prices of such stock options. As of December 31, 2025, all of the options granted to our NEOs in 2025 were underwater.

(d)

Represents 100% of the unvested portion of the applicable NEO’s RSUs. These values were calculated by multiplying the number of RSUs that would have vested upon the applicable employment termination or change of control, as applicable, by $379.83, the closing price of our common stock on December 31, 2025.

(e)

Represents the value of the applicable NEO’s unvested PSUs, assuming the target number of shares vested and became earned on December 31, 2025. These values were calculated by multiplying the target number of PSUs that would have become earned and vested upon such employment termination by $379.83, the closing price of our common stock on December 31, 2025, prorated for the number of days within the performance period as of December 31, 2025, in the case of a termination due to death. Commencing with the PSUs granted to our NEOs in 2025, in the event of a termination of employment due to the NEO’s disability or death, the earned PSUs will automatically vest in full at target. The actual amount that can be earned in respect of PSUs will be dependent on actual performance measured at the end of the performance period.

(f)	The table does not give effect to any reduction in payments due to an excise tax imposed under Section 4999 of the Code.

CEO PAY RATIO DISCLOSURE

In accordance with SEC rules, we are required to disclose the ratio of the median of the annual total compensation of all our employees (other than the CEO) to the annual total compensation of our CEO. Under these rules, the median employee is only required to be identified once every three years if there have not been any changes in our employee population or compensation arrangements that we reasonably believe would significantly affect our pay ratio disclosure. After reviewing our employee population and compensation arrangements, we reasonably believe that there were no changes in fiscal year 2025 that would significantly affect our pay ratio disclosure and, therefore, we did not re-identify our median employee for fiscal year 2025.

To identify the median of the compensation of all of our employees (other than our CEO) in fiscal year 2023, we first identified our total employee population as of December 31, 2023, which consisted of 8,074 employees, of which 3,020 employees were located in the United States and 5,054 employees were located in non-U.S. jurisdictions. As permitted by SEC rules, we then excluded all employees (352 total) from the following countries/jurisdictions: Sweden (56), Australia (50), Austria (38), Denmark (33), Malaysia (28), Poland (25), Puerto Rico (21), Hungary (20), Czech Republic (18), Israel (18), Hong Kong (14), United Arab Emirates (11), Portugal (8), Finland (6) and Norway (6). After excluding these employees, our employee population for purposes of identifying the median employee consisted of 7,722 employees, of which 3,020 employees were in the United States and 4,702 employees were in non-U.S. jurisdictions. To identify the median of the compensation of all our employees (other than our CEO), we used total cash compensation, including fiscal year 2023 base salary and actual bonus paid in fiscal year 2023 in respect of fiscal 2022 performance, with salaries annualized for those permanent employees who did not work for the full year. Reasonable estimates of cash compensation were made for those employees who were hired during fiscal year 2023 using their fiscal year 2023 base salary and target bonus amounts. Compensation for non-U.S. employees was converted to U.S. dollars based on average fourth quarter foreign currency exchange rates.

With respect to our median employee, we then identified and calculated the elements of such employee’s compensation for fiscal year 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table in the Proxy Statement above. We determined that, for fiscal year 2025, (1) the median of the annual total compensation of all our employees, other than our CEO, was $92,793, and (2) the 2025 annual total compensation of our CEO was $13,973,044. As a result, the estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO), was approximately 153-to-1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE
Our fiscal year 2025 performance-based compensation (target annual incentive award and grant date value of long-term equity incentives (assuming target performance for PSUs)) represented approximately 91% of the target total direct compensation for our principal executive officer, Dr. Batra, and approximately 79% of the target total direct compensation for all our other NEOs as a group. The table below summarizes the most important measures for determining NEO pay.

Most Important Measures for Determining Named Executive Officer Performance-Based Pay

Adjusted non-GAAP organic constant currency revenue growth (OCCRG)

Adjusted non-GAAP organic net income growth (ONIG)

Relative total shareholder return (rTSR)
Our variable compensation includes annual incentives based on achievement of OCCRG and ONIG performance goals. PSUs are based on rTSR and three-year OCCRG.
The Company has determined that ONIG is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table below) used by the Company in fiscal year 2025 to link executive compensation actually paid (“CAP”) to the Company’s NEOs to Company performance. ONIG promotes executive team alignment, focuses the executive team on operational efficiencies and profitable growth, provides a long-term perspective among executives and drives long-term shareholder value. ONIG is based on net income reported in accordance with GAAP, adjusted to exclude certain charges and credits that the Company considers not directly related to ongoing operations or overall performance of the Company, and to exclude the impact of acquisitions made within twelve months of the acquisition close date.
The table below sets forth certain executive compensation and financial performance information required in accordance with SEC rules. CAP is calculated as prescribed under SEC rules and does not represent compensation actually received and varies from what is disclosed under the section “— Compensation of Directors and Executive Officers” above.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)	Compensation Actually Paid to Current PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income	Adjusted Non- GAAP Organic Net Income
					Total Shareholder Return	Peer Group Total Shareholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$13,973,044	$10,649,666	$3,210,116	$2,662,415	$153.52	$69.03	$642,629,000	$783,932,000
2024	$11,148,059	$14,563,626	$2,529,969	$3,171,165	$149.94	$71.56	$637,834,000	$709,100,000
2023	$8,742,180	($1,120,813)	$2,344,024	($937,105)	$133.07	$76.41	$642,234,000	$707,035,000
2022	$9,409,550	$10,833,283	$2,694,092	$2,823,562	$138.46	$85.53	$707,755,000	$725,192,000
2021	$8,653,559	$19,061,746	$2,443,255	$4,095,176	$150.59	$126.55	$692,843,000	$694,658,000

a)	Represents applicable fiscal year.

b)	Represents the total from the Summary Compensation Table in each applicable fiscal year for Dr. Batra, who has served as the Company’s President and CEO effective September 1, 2020.

c)
Represents the amount of CAP to Dr. Batra, as computed in accordance with Item 402(v) of
Regulation S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Batra during the applicable year and were not considered by the Compensation Committee at the time it made decisions with respect to Dr. Batra’s compensation.

d)
Represents the average of the total from the Summary Compensation Table in each applicable year for our non-PEO
NEOs as a group. The NEOs included for purposes of calculating the average amounts for each applicable fiscal year are as follows: (i) for fiscal year 2025, Amol Chaubal, Jianqing Y. Bennett and Robert Carpio III (ii) for fiscal year 2024, Amol Chaubal, Jianqing Y. Bennett and Robert Carpio III; (iii) for fiscal year 2023, Amol Chaubal, Jianqing Y. Bennett and Jonathan M. Pratt; (iv) for fiscal year 2022, Amol Chaubal, Jianqing Y. Bennett, Jonathan M. Pratt and Keeley A. Aleman; and (v) for fiscal year 2021, Amol Chaubal, Jianqing Y. Bennett, Belinda G. Hyde, Jonathan M. Pratt and Michael F. Silveira.

e)
Represents the average amount of CAP to the
non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to these NEOs during the applicable fiscal year and were not considered by the Compensation Committee at the time it made decisions with respect to the compensation of these NEOs.

f)
Represents the cumulative total return on $100 invested in the Company’s common stock as of December 31, 2020 (the last day of public trading of the Company’s common stock in fiscal year 2020) through the last day of public trading of the Company’s common stock in the applicable fiscal year for which the cumulative total return is reported on the same basis as is used in Item 201(e) of Regulation
S-K.
The Company has not paid any dividends since its IPO.

g)
Represents the weighted cumulative total return on $100 invested as of December 31, 2020 (the last day of public trading in fiscal year 2020) through the last day of public trading in the applicable fiscal year for which the cumulative total return is reported on the same basis as is used in Item 201(e) of Regulation
S-K,
weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the SIC Code 3826 Index – Laboratory Analytical Instruments. The return of this index is calculated assuming reinvestment of dividends during the period presented.

h)	Represents GAAP net income as disclosed in the Waters Corporation Annual Report on Form 10-K for the years ended December 31, 2025, 2024, 2023, 2022, and 2021, as applicable.

i)
Represents adjusted
non-GAAP
organic net income growth (ONIG), which is a financial measure that is not prepared in accordance with GAAP. Appendix A to this Proxy Statement defines this and other adjusted non-GAAP
financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

The table below summarizes the reconciliation of compensation from the Summary Compensation Table above to compensation actually paid as calculated under SEC rules for fiscal year 2025. The valuation assumptions used to calculate the fair values of options, RSUs and PSUs include the stock price as of the applicable measuring date and, in the case of PSUs, the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the Compensation Committee as of the applicable vesting date). Otherwise, the assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date. The Company does not have a pension plan or equity awards that vest in the same year that they are granted.

Reconciliation of Summary Compensation Table to Compensation Actually Paid Table
Executive Officer	Year	Summary Compensation Table Total	Reported Grant Date Fair Value of Equity Awards	Year End Fair Value of Equity Awards Granted During the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested During Year	Year Over Year Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Years	Amount Deducted for Forfeitures	Compensation Actually Paid
		(a)	(b)	(c)	(d)	(e)	(f)	(g)
Current PEO	2025	$13,973,044	($10,430,169)	$8,545,319	($615,745)	($822,783)	—	$10,649,666
Average for Non- PEO NEOs	2025	$3,210,116	($1,930,874)	$1,588,794	($72,690)	($132,931)	—	$2,662,415

a)	Represents the total from the Summary Compensation Table for the applicable year.

b)	The grant date fair value of equity awards represents the total amounts reported in the “Stock Awards” and “Options Awards” columns in the Summary Compensation Table for the applicable year.

c)
Represents the
year-end
fair value of equity awards granted in the applicable year that are outstanding and unvested as of the end of the year. Amounts included in this column, with respect to PSUs, represent the probability of achievement at each valuation date.

d)
Represents the fair value of equity awards that vested during the applicable year on the date of vesting as compared with the fair value at the beginning of the applicable fiscal year. Amounts included in this column, with respect to PSUs, represent the probability of achievement at each valuation date.

e)
Represents the change in fair value as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year. Amounts included in this column, with respect to PSUs, represent the probability of achievement at each valuation date.

f)
Represents the fair value of equity awards forfeited during the applicable year as recomputed in accordance with FASB ASC Topic 718 on the date of forfeiture as compared with the fair value at the beginning of the applicable fiscal year.

g)	Represents the total CAP from the Compensation Actually Paid Table.
Narrative Disclosure to the Compensation Actually Paid Table and the Reconciliation of Summary Compensation Table to Compensation Actually Paid Table
The cumulative total return of the Company’s common stock on December 31, 2025 as compared to December 31, 2020 was 154% as compared to 69% for the peer group presented for this purpose (the SIC Code 3826 Index – Laboratory Analytical Instruments).

The following graph compares CAP to the Company’s TSR, the peer group TSR and GAAP and adjusted non-GAAP
organic net income for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

CEO CAP (in $000s)
Average NEO CAP (in $000s)
WAT TSR on $100 Invested at Beginning of Period
Peer TSR on $100 Invested at Beginning of Period
GAAP Net Income in ($000s)
Adjusted Non-GAAP Organic Net Income (in $000s)
$783,932
$150.59
$725,192
$707,035
$149.94
$153.52
$694,658
$707,755
$709,100
$692,843
$138.46
$133.07
$126.55
$642,234
$637,834
$642,629
$85.53
$69.03
$76.41
$71.56
$19,062
$4,095
$10,833
$2,824
($1,121)
($937)
$14,564
$3,171
$10,650
$2,662
2021
2022
2023
2024
2025

Overall, the Company believes that the performance measures utilized in our incentive programs have appropriate alignment to the Company’s financial performance so that pay for performance incentivizes sustainable shareholder value creation.
The amount of CAP to Dr. Batra and the average amount of CAP to the other NEOs as a group (excluding Dr. Batra) is generally aligned with Company’s cumulative TSR over the five years presented in the table. CAP is significantly impacted by changes in our stock price due to the fact that long-term equity incentives generally comprise more than 60% of our annual target total direct compensation for NEOs and CAP includes the change in fair value for all equity awards that were outstanding and unvested at year-end
or awards that vested during the year.
Non-qualified
stock options and RSUs granted to our NEOs generally vest over a period of five years, while PSUs vest after a three-year performance period; therefore, CAP for a given year may include up to five years of equity awards, depending on an executive officer’s tenure, awards granted and applicable vesting periods. Furthermore, CAP will increase over the years for executive officers that have joined the Company within the last five years because the number of equity grants with open vesting periods held by the executive officer will increase each year until he or she reaches the maximum number of annual grants that remain unvested. In addition, CAP will be lower when an executive officer forfeits equity awards on a termination of service, as in the case of Mr. Pratt in 2023. In general, CAP increases when the Company’s stock price increases as compared with the prior year end and decreases when the Company’s stock price decreases as compared with the prior year end.
The amount of CAP to Dr. Batra and the average amount of CAP to the NEOs as a group (excluding Dr. Batra) is generally aligned with the Company’s net income over the five years presented in the table. The Company believes that net income growth drives shareholder value and, therefore, has included an adjusted non-GAAP
organic net income metric (weighted 50%) under the AIP and has chosen this as the Company Selected Measure for 2025. AIP generally represents 11-17% of our annual target total direct compensation.

DIRECTOR COMPENSATION

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for fiscal year 2025, as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “— Narrative to Director Compensation Table” section immediately following this table. Dr. Batra did not receive any compensation for his service as a Director during 2025. The compensation Dr. Batra received in respect of his employment is included in the Summary Compensation Table in the Compensation Discussion and Analysis above.

Director Compensation Fiscal Year 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)

	(a)	(b)	(c)

Linda Baddour	$128,500	$117,475	$117,376	$363,351

Daniel Brennan	$110,500	$117,475	$117,376	$345,351

Richard Fearon	$110,500	$117,475	$117,376	$345,351

Dr. Pearl S. Huang, Ph.D.	$104,000	$117,475	$117,376	$338,851

Wei Jiang	$88,000	$117,475	$117,376	$322,851

Heather Knight	$89,500	$117,475	$117,376	$324,351

Christopher A. Kuebler	$109,000	$117,475	$117,376	$343,851

Dr. Flemming Ørnskov, M.D., M.P.H.	$272,000	$117,475	$117,376	$506,851

Mark Vergnano	$95,500	$117,475	$117,376	$330,351

(a)

Reflects Board and committee cash retainers and meeting fees earned by the applicable non-employee director in 2025, including any amounts elected to be deferred pursuant to the Director Deferred Compensation Plan (as defined below), without regard to any such election.

In 2025, Mr. Kuebler elected to defer his cash retainer and fees into a cash-denominated account pursuant to the Director Deferred Compensation Plan. Ms. Knight and Mr. Jiang elected to defer their 2025 retainers and fees in stock units pursuant to the Director Deferred Compensation Plan, as summarized in the table below.

Name	Fees Deferred in 2025		Aggregate Stock Unit Balance at Last FYE (#)
	Amount ($)	Number of Shares (#)

Dr. Pearl S. Huang, Ph.D.	$—	$—	1,235.30

Wei Jiang	$88,000	254.00	1,192.27

Heather Knight	$89,500	258.97	364.07

Christopher A. Kuebler	$109,000	—	3,278.74

Dr. Flemming Ørnskov, M.D., M.P.H.	$—	—	822.16

(b)

The amounts set forth in this column reflect the aggregate grant date fair value of the restricted stock awards granted to our directors under the EIP during fiscal year 2025, computed in accordance with FASB ASC Topic 718 The assumptions used to calculate these amounts are disclosed in Note 13 to the Annual Report. Each of our non-employee directors were granted 319 shares of restricted stock on January 2, 2025, with a grant date fair value of $368.26 per share (which reflects the closing price of the Company’s common stock on the date of grant) and a vesting date of January 2, 2026. Each of these 2025 restricted stock awards were outstanding and held by the applicable Director as of December 31, 2025.

(c)

The amounts set forth in this column reflect the aggregate grant date fair value of the non-qualified stock option awards granted to our directors under the EIP during fiscal year 2025, computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. The assumptions used to calculate these amounts are disclosed in the Note 13 to the Annual Report. Each of our non-employee directors were granted 818 non-qualified stock options on January 2, 2025, with an exercise price of $368.26 (which reflects the closing price of the Company’s common stock on the date of grant), and a vesting date of January 2, 2026. The outstanding stock option awards held as of December 31, 2025, are as follows: Ms. Baddour: 6,928; Ms. Knight: 1,167; Mr. Brennan: 2,636; Mr. Fearon: 2,429; Mr. Jiang: 4,012; Mr. Kuebler: 14,506; Mr. Vergano: 2,636; Dr. Huang: 4,827; and Dr. Ørnskov: 13,922.

Narrative to Director Compensation Table

Following a review of market data, the Board determined for 2025 to increase the annual Chair cash retainer and annual Director equity awards, as described below.

For 2025, the annual cash retainer for each non-employee Director was $70,000 (which remained consistent with 2024), paid in quarterly installments, and a $1,500 fee for each Board and committee meeting attended. The annual Chair cash retainer was increased to $160,000 per year (from $150,000 in 2024), paid in quarterly installments. The non-employee Chair is eligible for both the annual cash retainer for non-employee Directors and the annual Chair cash retainer, as well as additional committee chair retainers and committee fees. For 2025, the annual cash retainer for the Science and Technology Committee Chair was $10,000 and the annual cash retainers for the Audit and Finance Committee Chair, Compensation Committee Chair and the Nominating and Corporate Governance Committee Chair were each $15,000.

The 2025 annual Director equity awards were granted under the EIP to our non-employee Directors on the first business day in January 2025 and had a grant date fair value of approximately $235,000 (up from $220,000 for 2024), with 50% of such annual award granted in the form of restricted stock and 50% of such annual award granted in the form of non-qualified stock options. The number of non-qualified stock options was determined based on the Black-Scholes value as of the date of grant. The per share exercise price of our non-employee Directors’ 2025 annual stock option awards was equal to the closing price of the Company’s common stock on the grant date ($368.26 per share). Both the restricted stock and non-qualified stock option awards granted to our non-employee Directors in 2025 have a one-year vesting term, subject to continued service through the applicable vesting date. In addition, the applicable award agreements provide for the acceleration of any unvested awards upon the death of a Director or in the event of a change of control.

All our non-employee Directors are also reimbursed for expenses incurred in connection with their attendance at meetings. Directors who are full-time employees of the Company receive no additional compensation or benefits for service on the Board or its committees.

The Compensation Committee utilizes Pearl Meyer to provide advice on the structure of our non-employee Director compensation program. Pearl Meyer and the Compensation Committee utilize sources of data consistent with that used for the executive compensation assessment, which includes the industry peer group of 16 publicly traded companies described above in the Compensation Discussion and Analysis.

The Company also sponsors the 1996 Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), which provides non-employee Directors with the opportunity to defer 100% of retainer, meeting, and committee fees. Fees may be deferred to a cash-denominated account or invested in Company common stock units. If a Director elects to defer his or her fees in Company common stock units, the amount deferred is converted into common stock units by dividing the amount of fees payable by the average stock price of the Company’s common stock for the fiscal quarter. Fees deferred to a cash-denominated account are credited with an interest rate equal to the lesser of the Prime Rate plus 50 basis points or the maximum rate of interest that may be used without being treated as an “above market” interest rate under the SEC guidelines. In 2025, Ms. Knight and Mr. Jiang elected to defer fees into Company common stock units, and Mr. Kuebler elected to defer his fees to a cash-denominated account.

Stock Ownership Guidelines

To closely align their interests with those of the Company’s shareholders, the Company has minimum stock ownership guidelines for our Directors.

Position	Stock Ownership Guideline	Years to Achieve

Non-Employee Directors	5x Annual Retainer	5

If a Director becomes non-compliant with the guidelines, he or she will have a period of twelve months to regain compliance with the guidelines. If, after such twelve-month period, the Director remains non-compliant, then 50% of the net after-tax profit from any subsequent stock option exercise must be retained in shares of common stock until compliance with the guidelines is achieved. Exceptions to these stock ownership guidelines may be considered by the Compensation Committee. For purposes of these guidelines, in addition to any direct ownership of shares of common stock by a Director, any shares of unvested restricted stock, unvested RSUs and vested “in-the-money” stock options granted by the Company to such executives apply toward the satisfaction of the guidelines.

Ms. Knight was appointed to the Board effective August 2024 and has until 2029 to meet the requirements of the ownership guidelines.

Ms. Knight has not yet satisfied the requirements of the ownership guidelines but is within her initial compliance period as noted above. Our other Directors, Ms. Baddour, Drs. Huang and Ørnskov and Messrs. Brennan, Fearon, Jiang, Kuebler and Vergnano, have satisfied the requirements of the ownership guidelines.

PROPOSAL 4 — OTHER BUSINESS

The Board does not know of any other business to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 24, 2026, unless otherwise indicated, by (i) each person or entity who is known to the Company to beneficially own five percent or more of the common stock, (ii) each of the Company’s Directors, director nominees, and named executive officers and (iii) all of the Company’s current Directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules of the SEC, and includes sole or shared voting or investment power with respect to our common stock. Unless otherwise indicated, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to the shares indicated as beneficially owned. We have deemed shares of our common stock subject to (i) RSUs that would vest upon the satisfaction of time-based vesting conditions within 60 days of March 24, 2026, (ii) common stock units that will automatically convert if such holder’s service as a Director ceased within 60 days of March 24, 2026, (iii) options granted under the Waters Corporation 2009 Employee Stock Purchase Plan (the “2009 ESPP”) for an offering period ending within 60 days of March 24, 2026, and (iv) options that are currently exercisable or exercisable within 60 days of March 24, 2026, to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of providing the number of shares beneficially owned by the persons named in the table below, any fractional shares held by such person have been rounded up to the nearest whole share. As of March 24, 2026, there were 98,165,491 shares of our common stock outstanding.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares Beneficially Owned

5% Shareholders

BlackRock, Inc.(1)	5,350,223	5.5%

Fundsmith LLP(2)	4,935,371	5.0%

Directors and Named Executive Officers

Udit Batra, Ph.D.(3)	146,283	*

Linda Baddour(4)	9,827	*

Jianqing Bennett(5)	24,427	*

Dan Brennan(6)	3,991	*

Robert Carpio(7)	2,051	*

Amol Chaubal(8)	30,354	*

Richard Fearon(9)	5,731	*

Claire M. Fraser, Ph.D.(10)	489	*

Pearl S. Huang, Ph.D.(11)	8,104	*

Wei Jiang(12)	6,659	*

Heather Knight(13)	1,952	*

Christopher A. Kuebler(14)	35,593	*

Dr. Flemming Ørnskov, M.D., M.P.H.(15)	20,016	*

Mark P. Vergnano(16)	7,176	*

All Directors and executive officers as a group (14 persons)(17)	302,653	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)

Based solely on information set forth in a Schedule 13G/A filed with the SEC on April 17, 2025. The Schedule 13G/A indicates that BlackRock, Inc. holds sole voting power as to 4,914,821 shares, shared voting power as to zero shares, sole dipositive power as to 5,350,223 shares, and shared dispositive power as to zero shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2)

Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2024. The Schedule 13G/A indicates that Fundsmith LLP holds sole voting power as to 4,917,502 shares, shared voting power as to zero shares, sole dipositive power as to 4,935,371 shares, and shared dispositive power as to zero shares. The address of Fundsmith LLP is 33 Cavendish Square, London, UK, W1G 0PW.

(3)

Consists of (i) 25,077 shares of common stock held by Dr. Batra and (ii) 121,206 shares of common stock issuable upon the exercise of options held by Dr. Batra that have vested or will vest within 60 days of March 24, 2026.

(4)

Consists of (i) 2,899 shares of common stock held by Ms. Baddour and (ii) 6,928 shares of common stock issuable upon the exercise of options held by Ms. Baddour that have vested or will vest within 60 days of March 24, 2026.

(5)

Consists of (i) 4,679 shares of common stock held by Ms. Bennett, (ii) 677 shares of common stock issuable upon the settlement of RSUs held by Ms. Bennett that will vest within 60 days of March 24, 2026, and (iii) 19,071 shares of common stock issuable upon the exercise of options held by Ms. Bennett that have vested or will vest within 60 days of March 24, 2026.

(6)

Consists of (i) 1,355 shares of common stock held by Mr. Brennan and (ii) 2,636 shares of common stock issuable upon the exercise of options held by Mr. Brennan that have vested or will vest within 60 days of March 24, 2026.

(7)

Consists of (i) 385 shares of common stock held by Mr. Carpio and (ii) 1,666 shares of common stock issuable upon the exercise of options held by Mr. Carpio that have vested or will vest within 60 days of March 24, 2026.

(8)

Consists of (i) 5,312 shares of common stock held by Mr. Chaubal, (ii) 494 shares of common stock issuable upon the settlement of RSUs held by Mr. Chaubal that will vest within 60 days of March 24, 2026, (iii) 66 shares of common stock that were purchased by Mr. Chaubal pursuant to the exercise of an option granted under our 2009 ESPP for an offering period ending within 60 days of March 24, 2026, and (iv) 24,482 shares of common stock issuable upon the exercise of options held by Mr. Chaubal that have vested or will vest within 60 days of March 24, 2026.

(9)

Consists of (i) 3,302 shares of common stock held by Mr. Fearon and (ii) 2,429 shares of common stock issuable upon the exercise of options held by Mr. Fearon that have vested or will vest within 60 days of March 24, 2026.

(10)	Consists of 489 shares of common stock held by Dr. Fraser.

(11)

Consists of (i) 2,041 shares of common stock held by Dr. Huang, (ii) 1,236 shares of common stock issuable upon the conversion of common stock units held by Dr. Huang pursuant to the Director Deferred Compensation Plan, which will automatically convert if Dr. Huang ceases to serve as a Director, and (iii) 4,827 shares of common stock issuable upon the exercise of options held by Dr. Huang that have vested or will vest within 60 days of March 24, 2026.

(12)

Consists of (i) 2,249 shares of common stock held by Mr. Jiang, (ii) 398 shares of common stock issuable upon the conversion of common stock units held by Mr. Jiang pursuant to the Director Deferred Compensation Plan, which will automatically convert if Mr. Jiang ceases to serve as a Director, and (iii) 4,012 shares of common stock issuable upon the exercise of options held by Mr. Jiang that have vested or will vest within 60 days of March 24, 2026.

(13)

Consists of (i) 785 shares of common stock held by Ms. Knight and (ii) 1,167 shares of common stock issuable upon the exercise of options held by Ms. Knight that have vested or will vest within 60 days of March 24, 2026.

(14)

Consists of (i) 17,808 shares of common stock held by Mr. Kuebler, (ii) 3,279 shares of common stock issuable upon the conversion of common stock units held by Mr. Kuebler pursuant to the Director Deferred Compensation Plan, which will automatically convert if Mr. Kuebler ceases to serve as a Director, and (iii) 14,506 shares of common stock issuable upon the exercise of options held by Mr. Kuebler that have vested or will vest within 60 days of March 24, 2026.

(15)

Consists of (i) 5,271 shares of common stock held by Dr. Ørnskov, (ii) 823 shares of common stock issuable upon the conversion of common stock units held by Dr. Ørnskov pursuant to the Director Deferred Compensation Plan, which will automatically convert if Dr. Ørnskov ceases to serve as a Director, and (iii) 13,922 shares of common stock issuable upon the exercise of options held by Dr. Ørnskov that have vested or will vest within 60 days of March 24, 2026.

(16)

Consists of (i) 4,540 shares of common stock held by Mr. Vergnano and (ii) 2,636 shares of common stock issuable upon the exercise of options held by Mr. Vergnano that have vested or will vest within 60 days of March 24, 2026.

(17)

Consists of (i) 76,192 shares of common stock held by our current Directors and named executive officers, (ii) 1,171 shares of common stock issuable upon the settlement of RSUs held by our current Directors and named executive officers that will vest within 60 days of March 24, 2026, (iii) 5,736 shares of common stock issuable upon the conversion of common stock units held by our current Directors pursuant to the Director Deferred Compensation Plan, which will automatically convert if such Directors cease to serve as a Director, (iv) 66 shares of common stock that were purchased by our current named executive officers pursuant to the exercise of an option granted under our 2009 ESPP for an offering period ending within 60 days of March 24, 2026, and (v) 219,488 shares of common stock issuable upon the exercise of options held by our current Directors and named executive officers that have vested or will vest within 60 days of March 24, 2026.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC on February 23, 2026. The Annual Report, including all exhibits, can also be found on the Company’s website at ir.waters.com/financials/annual-reports and can be downloaded free of charge. Paper copies of the Annual Report, including the financial statements and schedules, may be obtained without charge from the Company. Paper copies of exhibits to the Annual Report are available, but a reasonable fee per page will be charged to the requesting shareholder. Shareholders may make requests in writing to the attention of the Director of Investor Relations at our principal executive offices at 34 Maple Street, Milford, Massachusetts 01757, calling the Director of Investor Relations of Waters at (508) 482-3448 or emailing investor_relations@waters.com.

SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Shareholder Proposals for Inclusion in the Proxy Statement for the 2027 Annual Meeting

If a shareholder wishes to have a proposal formally considered at the Company’s 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) and included in the Company’s proxy statement for that meeting, the proposal must be in writing and received by the Secretary of the Company at the Company’s principal executive offices at 34 Maple Street, Milford, Massachusetts 01757 by no later than December 10, 2026, and the proposal must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.

Director Nominations for Inclusion in the Proxy Statement for the 2027 Annual Meeting

The Board has adopted a proxy access provision in the Bylaws that allows an eligible shareholder or group of up to 20 shareholders owning at least 3% of our common stock continuously for three years to nominate up to two individuals or 20% of the Board, whichever is greater, for election at the 2027 Annual Meeting, and to have those individuals included in our proxy statement for that meeting. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the proxy statement for the 2027 Annual Meeting pursuant to these proxy access provisions in Article I, Section 11 of the Bylaws, notice must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than November 10, 2026 and no later than December 10, 2026 (subject to adjustment as described in the Bylaws), and the nomination must otherwise comply with the Bylaws.

Other Proposals or Director Nominations for Presentation at the 2027 Annual Meeting

If a shareholder wishes to present other business or nominate a director candidate at the 2027 Annual Meeting, notice must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than January 21, 2026 and no later than February 20, 2027 (subject to adjustment as described in the Bylaws). Any such notice must include the information specified in the Bylaws.

In addition to satisfying the requirements of our Bylaws, including the notice deadlines set forth above and therein, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

SHAREHOLDERS SHARING AN ADDRESS

Only one copy of our Annual Report, Proxy Statement, or Notice (as defined below) is being delivered to multiple security holders sharing an address, unless we have received instructions to the contrary from one or more of the shareholders.

We will undertake to deliver promptly upon written or oral request a separate copy of our Annual Report, Proxy Statement, or Notice to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of our Annual Report, Proxy Statement, or Notice, or if two shareholders sharing an address have received two copies of any of these documents and desire to only receive one in the future, you may write to the Director of Investor Relations at our principal executive offices at 34 Maple Street, Milford, Massachusetts 01757, call the Director of Investor Relations of Waters at (508) 482-3448, or email investor_relations@waters.com.

USER’S GUIDE

INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time, and Place of the Annual Meeting; Shareholder Questions

The Annual Meeting will be held on May 21, 2026 at 9:00 a.m., Eastern Time. The Annual Meeting will be a virtual meeting held exclusively via the Internet; you will not be able to attend the Annual Meeting in person. In order to attend and, potentially, to submit questions, you must register at www.proxydocs.com/wat. After you register, you will receive instructions via email, including your unique links that will allow you access to the Annual Meeting.

Our virtual Annual Meeting will allow shareholders to submit questions in two ways, both of which require that you be registered to attend the Annual Meeting. First, using your unique links provided at registration, shareholders may submit questions in advance of the Annual Meeting. Second, while viewing the Annual Meeting, shareholders may submit real-time questions via viewscreen.

During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by shareholders. We will answer as many shareholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

We believe that hosting a virtual meeting is in the best interests of the Company and its shareholders and enables increased shareholder attendance and participation because shareholders can participate from any location around the world.

Solicitation

This Proxy Statement is being furnished by the Board in connection with its solicitation of Proxies for use at the Annual Meeting. Solicitation of Proxies, which is being made by the Board, may be made through officers and regular employees of the Company by telephone or by oral communications with shareholders following the original solicitation. No additional compensation will be paid to officers or regular employees for such Proxy solicitation. The Company has retained Alliance Advisors, LLC to conduct a broker solicitation for a fee of $15,000, plus reasonable out-of-pocket expenses. Expenses incurred in connection with the solicitation of Proxies will be borne by the Company.

Voting Matters

The representation in person or by Proxy of a majority of the outstanding shares of common stock of the Company, par value $0.01 per share (the “common stock”), entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the Annual Meeting. Shares can only be voted if a shareholder is present via web conference, has voted via the Internet or by telephone, or is represented by a properly signed Proxy. Each shareholder’s vote is very important. Whether or not you plan to attend the Annual Meeting via web conference, please vote over the Internet or by telephone or sign and promptly return the Proxy card, which requires no additional postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the Annual Meeting, regardless of how the shares are voted.

Shares represented by Proxy will be voted in accordance with your instructions. You may specify how you want your shares to be voted by voting on the Internet, by telephone, or by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying how you want your shares to be voted, your shares will be voted as recommended by the Board, or as the individuals named as Proxy holders deem advisable on all other matters as may properly come before the Annual Meeting. The Proxy will be voted at the Annual Meeting if the signer of the Proxy was a shareholder of record on March 24, 2026 (the “Record Date”).

Any shareholder voting by Proxy has the power to revoke the Proxy prior to its exercise either by voting electronically at the Annual Meeting, by executing a later-dated Proxy or by delivering a signed written notice of the revocation to the Company, c/o Secretary, at 34 Maple Street, Milford, MA 01757 before the Annual Meeting begins.

As of the Record Date, there were 98,165,491 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There are no cumulative voting rights. For ten days prior to the Annual Meeting, a list of the shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices at 34 Maple Street, Milford, MA 01757 for proper purposes relating to the Annual Meeting.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting via web conference. Shareholders have three options for submitting their votes: (1) via the Internet, (2) by phone, or (3) by mail using a paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it saves the Company significant postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Refer to your Notice or the email you received for electronic delivery of the Proxy Statement for further instructions on voting.

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL
https://www.proxypush.com/wat	866-307-0858	Mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope.

24 hours a day/7 days a week	Toll-free 24 hours a day/7 days a week

Use the Internet to vote your Proxy. Have your proxy card in hand when you access the website.	Use any touch-tone telephone to vote your Proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download the Proxy Statement and Annual Report at https://www.proxydocs.com/wat.

ELECTRONIC DELIVERY OF WATERS SHAREHOLDER COMMUNICATIONS

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by SEC rules, Waters is making this Proxy Statement and its Annual Report available to its shareholders electronically via the Internet. On April 9, 2026, we mailed the Notice to our shareholders, which contains instructions on how to access this Proxy Statement and our Annual Report and vote by Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report electronically or to receive a printed version in the mail. The Notice also instructs you on how you may submit your proxy over the Internet or via web conference at the Annual Meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

The Proxy Statement and Annual Report are available at https://www.proxydocs.com/wat.

Whether or not you expect to attend the Annual Meeting via web conference, we urge you to vote your shares by phone, via the Internet, or, if you receive a paper copy of the Proxy Statement and Annual Report, by signing, dating, and returning the proxy card by mail at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you want to do so, as your vote by proxy is revocable at your option.

ANNEX A

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

This proxy statement contains financial measures, such as constant currency growth rate, non-GAAP operating income and non-GAAP net income, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this proxy statement adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below.

Revenue Reconciliation

Reconciliation of GAAP to Non-GAAP Revenue Growth

(In thousands)	2025 Constant Currency Revenue Growth as Compared to 2024

GAAP Revenue Growth	7%

Adjustments:

Impact of Currency (a)	0%

Organic Non-GAAP Constant Currency Growth	7%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s revenue. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period.

Operating Income and Net Income Reconciliations

Reconciliation of GAAP to Non-GAAP Operating Income

(In thousands)	2025	2024

GAAP Operating Income	$802,588	$826,353

Adjustments:

Purchased intangibles amortization (a)	47,791	47,090

Restructuring costs and certain other items (b)	9,036	12,160

Litigation provision and settlement (c)	—	11,568

Retention bonus obligation (d)	3,818	17,815

ERP implementation and transformation costs (e)	19,588	1,346

Acquisition related costs (f)	81,599	—

Non-GAAP Operating Income	964,420	916,332

Less: impact of acquisitions & other adjustments	(4,495)	(13,281)

Adjusted Organic Non-GAAP Operating Income	$959,925	$903,051

Reconciliation of GAAP to Non-GAAP Net Income

(In thousands)	2025	2024	2023	2022

GAAP Net Income	$642,629	$637,834	$642,234	$707,755

Adjustments:

Purchased intangibles amortization (a)	36,315	35,821	24,800	4,905

Restructuring costs and certain other items (b)	5,078	9,189	22,270	4,092

Litigation provision and settlement (c)	—	8,792	—	—

Retention bonus obligation (d)	2,902	13,539	14,282	—

ERP implementation and transformation costs (e)	14,887	1,009	—	—

Acquisition related costs (f)	70,281	—	10,600	—

Acquired in-process research and development (g)	—	—	—	7,446

Financing Costs (h)	11,840	—	—	—

Certain income tax items (j)	—	—	(17,651)	994

Non-GAAP Net Income	783,932	706,184	696,535	725,192

Less: Impact of acquisitions	(20,493)	2,916	10,500	—

Adjusted Organic Non-GAAP Operating Income	763,439	$709,100	$707,035	$725,192

Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share

2025

GAAP Diluted Earnings per Share	$10.76

Adjustments:

Purchased intangibles amortization (a)	0.61

Restructuring costs and certain other items (b)	0.09

Litigation provision and settlement (c)	—

Retention bonus obligation (d)	0.05

ERP implementation and transformation costs (e)	0.25

Acquisition related costs (f)	1.18

Financing Costs (h)	0.20

Non-GAAP Diluted Earnings per Share	13.13

Footnotes to the Operating Income and Net Income Reconciliations

(a)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(b)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(c)	Litigation settlement gains and provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.

(d)

In connection with the Wyatt acquisition, the Company started to recognize a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(e)

ERP implementation and transformation costs represent costs related to the Company’s initiative to transition from its legacy enterprise resource planning (ERP) system to a new global ERP solution with a cloud-based infrastructure. These costs, which do not represent normal or future ongoing business expenses, are one-time, non-recurring costs related to the establishment of the new global ERP solution that were determined to be non-capitalizable in accordance with accounting standards.

(f)

Acquisition-related costs include all incremental expenses incurred, such as advisory, legal, accounting, tax, valuation, and other professional fees. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(g)

Acquired in-process research and development was excluded as it relates to the cost of a licensing arrangement for charge detection mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

(h)

Financing costs relate to certain financing fees incurred by the Company to secure access to certain debt facilities in connection with the agreement Waters entered into to acquire the Biosciences and Diagnostics Solutions business of Becton, Dickinson & Company. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(i)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations, tax audit settlements, or other tax items that are not indicative of the Company’s normal or future income tax expense.

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! of Have the your methods ballot below ready for and please use one easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Waters Corporation Internet: www.proxypush.com/WAT • Cast your vote online Annual Meeting of Shareholders • Have your Proxy Card ready • Follow the simple instructions to record your vote For Shareholders of record as of March 24, 2026 Phone: Thursday, May 21, 2026 9:00 AM, Eastern Time 1-866-307-0858 Annual Meeting will be held virtually via the Internet—please visit • Use any touch-tone telephone • Have your Proxy Card ready www.proxydocs.com/WAT for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 9:00 AM, Eastern Time, May 21, 2026 Virtual: You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/WAT. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Udit Batra, Ph.D. and Keeley A. Aleman (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Waters Corporation (the “Company”) which the undersigned is entitled to vote at the meeting of the shareholders to be held on May 21, 2026 at 9:00 AM, Eastern Time, exclusively via the internet (the “Annual Meeting”), and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED CONSISTENT WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY ON EACH PROPOSAL. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. If you hold shares in any Employee Stock Purchase Plan or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 PM, Eastern Time, May 18, 2026, or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendation of the Board of Directors of the Company on such matter. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Waters Corporation Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect directors to serve for the ensuing year and until their successors are elected; FOR AGAINST ABSTAIN 1.01 Dr. Flemming Ornskov, M.D., M.P.H. FOR #P2# #P2# #P2# 1.02 Linda Baddour FOR #P3# #P3# #P3# 1.03 Udit Batra, Ph.D. FOR #P4# #P4# #P4# 1.04 Dan Brennan FOR #P5# #P5# #P5# 1.05 Richard Fearon FOR #P6# #P6# #P6# 1.06 Claire M. Fraser, Ph.D. FOR #P7# #P7# #P7# 1.07 Pearl S. Huang, Ph.D. FOR #P8# #P8# #P8# 1.08 Wei Jiang FOR #P9# #P9# #P9# 1.09 Heather Knight FOR #P10# #P10# #P10# 1.10 Christopher A. Kuebler FOR #P11# #P11# #P11# 1.11 Mark Vergnano FOR #P12# #P12# #P12# FOR AGAINST ABSTAIN 2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered FOR public accounting firm for the fiscal year ending December 31, 2026; and #P13# #P13# #P13# 3. To approve, on a non-binding, advisory basis, the compensation of the Company’s executive FOR officers. #P14# #P14# #P14# Note: In their discretion, the Named Proxies are authorized to consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof. You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/WAT. AUTHORIZED SIGNATURES—MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date